                                                                   EXHIBIT 10.18




================================================================================

                                  PEOPLEPC BV

                            SHAREHOLDERS' AGREEMENT

                                 June 30, 2000

================================================================================

                                                 TABLE OF CONTENTS
                                                                                                               Page
                                                                                                               ----
1.   Certain Definitions......................................................................................    1

2.   Organization and Operation of Company....................................................................    2

     2.1      Organization....................................................................................    2
     2.2      Scope of Operations and Responsibilities........................................................    3

3.   Representations and Warranties of the Parties............................................................    3

     3.1      Investment......................................................................................    3
     3.2      Organization....................................................................................    3
     3.3      Authority.......................................................................................    4
     3.4      Government Consents, etc........................................................................    4
     3.5      Investigation...................................................................................    4
     3.6      Compliance with 1995 Act on the Supervision of the Securities Trade.............................    4

4.   Restrictions on Transferability..........................................................................    4

5.   Restrictive Legends......................................................................................    4

6.   Offering Rights..........................................................................................    5

7.   Financial Information....................................................................................    6

8.   Lockup Agreement.........................................................................................    6

9.   Right to Maintain........................................................................................    7

10.  Limitation on Ownership of Company Securities............................................................    8

11.  Right of First Refusal...................................................................................    9

     11.1     Grant of Right; Exercise or Right...............................................................    9
     11.2     Assignment of Right.............................................................................   10

12.  Conversion...............................................................................................   10

     12.1     Optional Conversion of Preferred Stock or Class B Common Shares.................................   10
     12.2     Automatic Conversion of Preferred Stock.........................................................   10
     12.3     Original Issue Price and Conversion Price.......................................................   10
     12.4     Adjustment of Conversion Prices.................................................................   11
     12.5     Mechanics of Optional and Automatic Conversions.................................................   12

                                  TABLE OF CONTENT
                                    (continued)

                                                                                                               Page
                                                                                                               ----
13.  Purchase Rights.........................................................................................    13

14.  Voting Agreement with Respect to the Board of Directors.................................................    13

     14.1     Election of Directors..........................................................................    13
     14.2     Removal........................................................................................    13
     14.3     Super-majority Vote............................................................................    13
     14.4     Quorum.........................................................................................    14

15.  Shareholder Voting......................................................................................    14

     15.1     Approval of Certain Shareholders...............................................................    14
     15.2     Class B Common Shares..........................................................................    15
     15.3     Form of Dividend Consideration.................................................................    15

16.  Amendment...............................................................................................    15

17.  Start-up Expenses.......................................................................................    15

18.  Closing Conditions......................................................................................    15

     18.1     Conditions to Obligations of the Parties.......................................................    15
     18.2     Conditions to Obligations of the Company.......................................................    16

19.  Governing Law...........................................................................................    16

20.  Entire Agreement; Conflict..............................................................................    17

21.  Notices, etc............................................................................................    17

22.  Counterparts............................................................................................    18

                                   EXHIBITS


A.   License Agreement

B.   Master Services Agreement

C.   Articles of Association

D.   Form of Warrant

                                  PEOPLEPC BV

                            SHAREHOLDERS' AGREEMENT

     This Shareholders' Agreement (this "Agreement") is made effective as of June 30, 2000, by and among (i) PeoplePC BV, a Dutch company (the "Company"),
(ii) PeoplePC, Inc., a Delaware corporation ("PPC U.S."), (iii) Olive Hill Investments N.V., a company organized under the laws of the Netherlands Antilles ("PPC N.A.") and an indirect wholly owned subsidiary of PPC U.S., (iv) @viso Limited, a company organized under the laws of the United Kingdom ("@viso") and an affiliate of both Softbank Corp., a company organized under the laws of Japan ("Softbank") and Vivendi S.A., a company organized under the laws of France ("Vivendi") and (v) Softbank Capital Partners LP, a Delaware limited partnership ("SBCP") and an affiliate of Softbank (PPC U.S., PPC N.A., @viso and SBCP, together, the "Parties" and each individually, a "Party").

                                   RECITALS

WHEREAS, PeoplePC Intl., Ltd., a company organized under the laws of the British Virgin Islands ("PPC B.V.I."), the parent company of PPC N.A. and a wholly owned subsidiary of PPC U.S., desires to license certain technology to PeoplePC U.K., Ltd., a company organized under the laws of the United Kingdom ("PPC U.K.") and currently a wholly owned subsidiary of PPC B.V.I., pursuant to the License Agreement by and between PPC B.V.I. and PPC U.K. having substantially the form attached hereto as Exhibit A (the "License Agreement");
                   ---------

WHEREAS, Vivendi and Softbank desire to associate themselves through their affiliates, @viso and SBCP, as shareholders of the Company, and to enter into that certain Master Services Agreement with the Company, PPC U.S., PPC N.A., @viso and PPC U.K. having substantially the form attached hereto as Exhibit B
                                                                    ---------
(the "Services Agreement") for the purpose of protecting and maintaining their investment in the Company through such affiliates;

WHEREAS, PPC U.S. desires to associate itself through its affiliate, PPC N.A., as a shareholder of the Company, and to enter into the Services Agreement with the Company, PPC U.S., PPC N.A., Softbank, Vivendi, @viso and PPC U.K. for the purpose of protecting and maintaining its investment in the Company through its affiliate;

WHEREAS, it is deemed in the best interest of the Company, PPC U.S., PPC N.A., @viso and SBCP that all such parties execute this Agreement for the purpose of continuity and stability of ownership of the Company, to the extent and upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of these premises and the mutual covenants herein set forth, the parties hereby agree as follows:

     1.   Certain Definitions.  As used in this Agreement, the following terms
          -------------------
shall have the following respective meanings:

          "affiliate" means any person who controls, or is controlled by or under common control with, the affiliated party.

          "Company Securities" means any of the Company's capital stock, any securities convertible into or exchangeable for such capital stock, or any other right to acquire such capital stock (except, in any case, by way of stock dividends or other distributions or offerings made available to holders of any such capital stock generally).

          "Conversion Stock" means the Company's Class A Common Stock issued or issuable pursuant to conversion of the Company's Class B Common Stock, Series A Preferred Shares, Series B Preferred Shares and Warrant Shares issued hereunder, including any Class A Common Shares issued or issuable in respect of the foregoing shares upon any stock split, stock dividend, recapitalization or similar event.

          "Holder" means (i) any Party holding Conversion Stock and (ii) any person holding Conversion Stock to whom the rights under this Agreement have been transferred or assigned in accordance with the terms hereof.

          "IPO" shall mean the Company's initial public offering of Class A Common Shares.

          "PeoplePC" means PPC U.S. and/or its affiliates (except the Company and PPC U.K.).

          "person" shall mean any person, individual, corporation, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

     2.   Organization and Operation of Company.
          -------------------------------------

          2.1  Organization.
               ------------

               (a)  On or before the date on which the closing conditions in
Section 18 are either accomplished or waived (the "Closing Date") (i) the Company will amend its deed of incorporation containing the Articles of Association of the Company such that the Amended Articles of Association shall be substantially in the form of Exhibit C hereto, (ii) @viso, or an affiliate of @viso that also agrees to be bound by the terms of this Agreement, will subscribe to 11,666,667 shares of Series A Preferred Stock, par value EUR.01 ("Series A Preferred Shares") for a cash contribution of $35,000,000 and 5,000,000 shares of Series B Preferred Stock, par value EUR.01 ("Series B Preferred Shares," together with Series A Preferred Shares, "Preferred Shares" or "Preferred Stock") for a cash contribution of $15,000,000 (iii) SBCP will receive a warrant to acquire up to 2,380,952 shares of Series A Preferred Stock (the "Warrant Shares"), which warrant shall have an aggregate exercise price of $7,142,857 and such other terms as are specified in the warrant attached as Exhibit D hereto (the "Warrant"), (iv) PPC B.V.I. shall have assigned to PPC N.A. all of the outstanding shares of PPC U.K., (v) PPC N.A. shall have assigned to the Company all of the outstanding shares of PPC U.K. it received from PPC B.V.I., and (vi) 2,000 shares of the Company, par value EUR10.00, owned by PPC N.A., which represent all of the outstanding capital stock of the Company prior to the Closing Date, shall be converted automatically to 30,952,381 Class B Common Shares, par value EUR.03 (the "Class B Common Shares," together with the Class A Common Shares (defined below), the "Common Shares" or "Common Stock"). The Warrant shall become exercisable, and must be exercised (i) at the request of the Company, but no sooner than six months after the Closing Date or (ii) immediately prior to (A) an acquisition, sale or merger of or by the Company resulting in a change in control of the Company, (B) a merger of the Company with and into PeoplePC, or acquisition of all of the Company's assets or shares by PeoplePC or (C) the Company's IPO, on terms and conditions more fully set forth therein.

               (b) Initially, up to 7,142,857 Class A Common Shares, par value EUR.01 (the "Class A Common Shares") (subject to adjustment for stock splits, combinations and other changes in capitalization) may be issued to a foundation, which will issue depository receipts therefor to employees, directors and consultants of the Company pursuant to stock option or award plans adopted by the Board of Directors of the Company and applicable laws.

          2.2  Scope of Operations and Responsibilities.
               ----------------------------------------

               (a) Notwithstanding the extent of the objects set forth in its Articles of Association, the Company will have the right to conduct the Local Business in the Territory (as such terms are defined in the License Agreement) and such other activities as may be approved by the Board of Directors in accordance with the terms of the License Agreement and Section 13.3 hereof.

               (b)  PeoplePC will provide, pursuant to the License Agreement:
(i) all PeoplePC Technology and PeoplePC Brand (as such terms defined in the License Agreement) that PeoplePC has a right to license and (ii) certain technology, maintenance, and technical support in either case which are necessary and appropriate for the Company to launch and operate its business in the Territory in the manner presently contemplated.

     3.   Representations and Warranties of the Parties. Each Party hereby
          ---------------------------------------------
represents and warrants to the Company and the other Parties as follows:

          3.1  Investment. It will acquire the Company Securities acquired
               ----------
pursuant to this Agreement for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. It understands that the Company Securities acquired by it pursuant to this Agreement have not been, and will not be, registered or qualified for sale to the public (unless sold in connection with a public offering by the Company) under the Securities Act of 1933, as amended, or otherwise.

          3.2  Organization. It is an entity duly organized and validly existing
               ------------
and in good standing under the laws of the jurisdiction of its organization, with all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted.

          3.3  Authority. It has all corporate right, power and authority to
               ---------
enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on its behalf. This Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding obligation, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of any obligation under any provision of its charter documents or any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to it.

          3.4  Government Consents, etc. No consent, approval or authorization
               ------------------------
of or designation, declaration or filing with any governmental authority on its part is required in connection with the valid execution and delivery of this Agreement, or the subscription for the offer or issuance of the Company Securities hereunder or upon exercise of the Warrant or the consummation of any other transaction contemplated hereby.

          3.5  Investigation. It has had a reasonable opportunity to discuss the
               -------------
Company's business, management and financial affairs with the Company's management and it has received satisfactory responses from management of the Company to its inquiries.

          3.6  Compliance with 1995 Act on the Supervision of the Securities
               -------------------------------------------------------------
Trade. It is a person who trades or invests in securities in the conduct of its
-----
profession or trade (which persons include banks, securities intermediaries (including dealers and brokers), insurance companies, pension funds, other institutional investors and commercial enterprises which as an ancillary activity regularly invest in securities).

     4.   Restrictions on Transferability. No Party shall assign, sell, pledge
          -------------------------------
or otherwise transfer its Company Securities except (i) to an affiliate of such Party which agrees to be bound by the terms of this Agreement as though named as a party hereto, (ii) with the prior written consent of each other Party, or
(iii) to the Company (to the extent permitted under Dutch law) or any person or group approved by the Company in accordance with Section 11 below; provided, however, that any such transfer permitted by the foregoing provisions of this paragraph shall be made in compliance with applicable securities laws and
Section 8 hereof, and no such transfer otherwise permitted by the foregoing provisions of this paragraph shall be made to a competitor of the Company, as determined by the Company's Board of Directors.

     5.   Restrictive Legends. Each certificate representing Conversion Stock
          -------------------
shall (unless otherwise permitted by the provisions of Section 4 above) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any other legends required by agreement or by applicable securities laws):

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER, A LOCKUP OF 180 DAYS AND RIGHTS OF FIRST REFUSAL SET FORTH IN A CERTAIN SHAREHOLDERS' AGREEMENT DATED AS OF JUNE 30, 2000, A COPY OF WHICH MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES.

          Each Holder consents to the Company making a notation on its records and giving stop transfer instructions to any transfer agent of its Company Securities in order to implement the restrictions on transfer established in this Agreement.

     6.   Offering Rights.
          ---------------

               (a) If, following the earlier of (i) four years from the date hereof and (ii) six months after the IPO, the Company shall receive a written request from a Holder or Holders of a majority of the Conversion Stock (subject to adjustment for stock splits, combinations and other changes in capitalization) to effect a public offering of at least $20,000,000 in proposed aggregate offering price, the Company shall, as soon as practicable, file or take other action to allow such an offering of the Conversion Stock which the Holders request to be offered; provided, however, that the Company shall only be obligated to effect two such offerings under this Section 6(a). The Company shall not be obligated to effect any offering within 180 days after the effective date of a previous offering. In addition, if the equity securities of the Company are eligible for public sale by a short-form or abbreviated offering prospectus, each Holder will be entitled to require the Company to effect an offering of its Conversion Stock in such a manner, provided the proposed offering price, net of discounts and commissions, is more than $10,000,000. The Company may postpone for up to 180 days action to effect an offering pursuant to this Section 6(a) if the Board of Directors determines that such offering could reasonably be expected to have a material adverse effect on any proposal or plan by the Company to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, reorganization or similar transaction, or on the Company as a whole.

               (b) If the Company prepares documentation in connection with the public offering of the Company's Class A Common Shares or Conversion Stock (including any offering for other Holders) other than the IPO or an offering relating solely to securities in an employee stock option, bonus or other compensation plan or in connection with an acquisition, merger or other business combination, the Company shall so notify the Holders and each Holder may have any portion of its Conversion Stock included in such offering. Notwithstanding any other provision of this Section 6(b), if the underwriters managing such offering advise the Company in writing that the number of Class A Common Shares or Conversion Stock proposed to be sold in any such offering is greater than the number which they believe feasible to sell at that time upon the terms approved by the Company, there shall be included in such offering and underwriting (i) first, the number of Class A Common Shares proposed to be sold by the Company and (ii) second, the number Conversion Stock to be sold by selling Holders on a pro-rata basis based upon the number of Conversion Stock that each such Holder desires to offer.

               (c) In connection with any offering of Conversion Stock effected pursuant to this Section 6, the selling Holder(s) shall be responsible for any underwriting discounts and commissions applicable to their Conversion Stock and the Company shall, to the extent legally permitted, be responsible for all other expenses, including, without limitation, all filing, printers and accounting expenses, and fees and disbursements of counsel for the Company and one counsel for the selling Holder(s).

               (d)  With respect to any offering effected pursuant to this
Section 6, the Company will, to the extent legally permitted, provide customary indemnification for the selling Holder(s) and any underwriter of Conversion Stock sold by them (and any of their directors, officers and controlling persons) and the selling Holders will, to the extent legally permitted, provide customary indemnification for the Company (and any of its directors, officers and controlling persons) and any underwriters.

               (e) The rights pursuant to this Section 6 may be assigned by a Party together with any transfer or assignment of the Conversion Stock, provided the transfer or assignment complies with the applicable securities laws and the terms of this Agreement.

               (f) The rights granted pursuant to this Section 6 shall terminate upon the earlier of (i) three years after the IPO and (ii) the date such Holder is eligible to sell all of its Conversion Stock under a relevant securities law registration exemption within any three-month period.

     7.   Financial Information. The Company shall make the following documents
          ---------------------
available to any shareholder upon request: (a) within 90 days after the end of each fiscal year of the Company, year-end financial reports; (b) within 45 days after the end of the first three quarters of each fiscal year, quarter-end financial reports; and (c) within 30 days prior to the end of each fiscal year, a budget and business plan for the next fiscal year. In addition, the Company shall, upon reasonable notice, give each such shareholder, during regular business hours, reasonable access to the properties, documents and records, financial and otherwise, of the Company, and provide copies or extracts of the Company's documents and records as such shareholder may reasonably request. The obligations hereunder shall terminate upon consummation of the IPO.

     8.   Lockup Agreement. In connection with an underwritten offering by the
          ----------------
Company, if so requested by the Company or any of the underwriters, the Holders shall not, directly or indirectly, sell, offer or contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to an affiliate or pursuant to gifts to donees who agree to be similarly bound) any Conversion Stock at any time during the period specified by the Company's Board of Directors at the request of the underwriters, with such period not to exceed 180 days following the effective date of offering (the "Lockup Period").

     9.   Right to Maintain.
          -----------------

               (a) The Parties shall cause the Company to grant to PeoplePC, @viso and, following the exercise of the Warrant, SBCP, the right of first refusal to acquire its Pro Rata Share of New Securities (as defined in this Section 9) which the Company may, from time to time, propose to sell and issue. A "Pro Rata Share," for purposes of this right of first refusal, is the ratio that (i) the sum of the number of Class A Common Shares and shares of Conversion Stock then held by PeoplePC, @viso or SBCP, as the case may be, bears to (ii) the sum of the total number of Class A Common Shares outstanding and shares of Conversion Stock then held by all Holders.

               (b) Except as set forth below, "New Securities" shall mean any shares of Company Securities, including any class of Common Shares and any series of Preferred Shares, whether now authorized or not, and rights, options or warrants to acquire said shares of Common Shares or Preferred Shares, and securities of any type whatsoever that are, or may become, convertible into or exchangeable for said shares of Common Shares or Preferred Shares. Notwithstanding the foregoing, "New Securities" does not include:

                    (i) Class A Common Shares issued with respect to the Conversion Stock;

                    (ii) shares issued or issuable to employees, directors, consultants and vendors pursuant to an employee stock option plan, stock purchase plan or similar benefit program or agreement approved by the Board of Directors, where the primary purpose is not to raise additional equity capital for the Company;

                    (iii) as direct consideration for the acquisition by the Company of another business entity or the merger of any business entity with or into the Company;

                    (iv) in connection with a stock split or dividend, or a recapitalization or reorganization of the Company;

                    (v) upon the exercise of warrants or options, or upon the conversion of convertible securities, outstanding on the date hereof or as to which PeoplePC, @viso or SBCP have been previously offered the right to participate as contemplated by this Section 9;

                    (vi)  securities issued in the IPO;

                    (vii) securities issued pursuant to a strategic partnership or customer transaction of the Company; or

                    (viii)  securities issued pursuant to this Section 9;

provided, however, that the foregoing exceptions (i)-(viii) shall not apply to PeoplePC to the extent necessary for PeoplePC to maintain its ownership interest of the Company's outstanding capital stock at 51% at all times; provided, further, that where securities are issued as contemplated by this Section 9 as a result of the issuance of New Securities that are Class A Common Shares, the right to maintain shall be exercised by acquiring a newly authorized series of preferred stock having rights, preferences and privileges similar to the Class B Common Shares, the fair market value of which shall be determined by an investment bank acceptable to the Holders of three-quarters of the Conversion Stock.

               (c) In the event the Parties cause the Company to undertake an issuance of New Securities, it shall give written notice of its intention to each of PeoplePC, @viso and SBCP describing the amount and type of New Securities, and the price and terms upon which the Company proposes to issue the same. Each such party shall have 14 days from the date of receipt of any such notice to agree to acquire up to its respective Pro Rata Share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be acquired. An indication to exercise its right to maintain shall not be binding upon such party unless and until the Company obtains binding commitments to acquire all or a part of the securities specified in the notice of the offering on the terms stated in such notice.

               (d) Beginning 14 days after the notice given pursuant to Section 9(c) above, the Company shall have 180 days to issue the New Securities not elected or eligible to be acquired by PeoplePC, @viso or SBCP at the price and upon the terms no more favorable to the purchasers of such securities than specified in the Company's notice. In the event the Company has not issued all of the New Securities within said 180 day period, the Company shall not thereafter issue any New Securities without first offering such securities in the manner provided above.

               (e) @viso and SBCP's rights under this Section 9 may be assigned to any of their affiliates with the Company's consent and will terminate and be of no further force or effect upon the closing of the Company's IPO. PeoplePC's rights under this Section 9 shall survive the closing of the IPO.

     10.  Limitation on Ownership of Company Securities. For a period of ten
          ---------------------------------------------
years from the Closing Date, except for shares acquired by SBCP on exercise of the Warrant, each Party other than PeoplePC shall not (and each such Party shall not permit any of its affiliates to) acquire, directly or indirectly, beneficial ownership of any Company Securities or authorize or make a tender, exchange or other offer, without the written consent of the Company, if the effect of such acquisition or offer would be to increase the quotient determined by dividing
(a) the number of Company

Securities beneficially owned by such Party, including without limitation the Warrant Shares, by (b) the number of shares of Company Securities outstanding, to more than the value of such quotient as calculated on the Closing Date.

               (a) Subject to the limitation set forth in this Section 10, Company Securities may be acquired by any such Party in the open market or from third parties; provided, however, that (i) such Party advises management of the Company as to such Party's plans to acquire additional Company Securities reasonably in advance of any such acquisition, and (ii) all open market purchases of Company Securities by such Party shall be made in compliance with applicable laws and regulations and the provisions of this Agreement.

               (b) Such Party will not be obligated to dispose of any Company Securities if the aggregate percentage ownership of that Party in the Company Securities is increased as a result of a recapitalization of the Company or a repurchase of securities by the Company or any other action taken by the Company or its affiliates, but that Party shall not acquire any additional Company Securities unless such acquisition would otherwise be permitted under this Agreement. No such Party shall join a partnership, limited partnership, syndicate or other group, or otherwise act in concert with any third person, for the purpose of acquiring, holding, or disposing of Company Securities.

     11.  Right of First Refusal.
          ----------------------

          11.1  Grant of Right; Exercise or Right. Prior to making any sale or
                ---------------------------------
transfer of Company Securities, other than to an affiliate in accordance with
Section 4, each Party other than PeoplePC shall give the Company the opportunity to purchase such Company Securities in the following manner:

               (a) Such Party shall give notice (the "Transfer Notice") to the Company in writing of such intention specifying the names of the proposed purchasers or transferees, the amount of Company Securities proposed to be sold or transferred, the proposed price per share therefor (the "Transfer Price") and the other material terms upon which such disposition is proposed to be made.

               (b) The Company shall have the right, exercisable by written notice given by the Company to such Party within five (5) business days after receipt of such Transfer Notice, to purchase all of the Company Securities specified in such Transfer Notice for cash per share equal to the Transfer Price.

               (c) If the Company exercises its right of first refusal hereunder, the closing of the purchase of the Company Securities with respect to which such right has been exercised shall take place within fifteen (15) business days after the Company gives notice of such exercise, which period of time shall be extended if necessary to comply with applicable securities laws and regulations. Upon exercise of the Company's right of first refusal, the Company and the Party shall be legally obligated to consummate the purchase contemplated thereby and shall use their best efforts to secure any approvals required in connection therewith.

               (d) If the Company does not exercise its right of first refusal hereunder within the time specified for such exercise, the Party shall be free, during the period of thirty (30) days following the expiration of such time for exercise, to sell the Company Securities specified in such Transfer Notice on terms no less favorable to such Party than the terms specified in such Transfer Notice; provided, however, such transfer shall be subject to any restrictions imposed under applicable securities laws and regulations. The transferee who acquires such Company Securities shall be bound by the provisions of this Agreement as though named as a party hereto.

          11.2  Assignment of Right. In the event that the Company elects to
                -------------------
exercise a right of first refusal to purchase all of the Company Securities specified in the Transfer Notice under this Section 11, the Company may specify prior to the closing of such purchase that PeoplePC is its designee to purchase all or part (if the balance is purchased by the Company) of the Company Securities to which such notice relates. If the Company shall designate PeoplePC as the purchaser pursuant to this Section 11, the giving of notice of acceptance of the right of first refusal by the Company shall constitute a legally binding obligation of the Company to complete such purchase if PeoplePC shall fail to do so.

     12.  Conversion.
          ----------

          12.1  Optional Conversion of Preferred Stock or Class B Common Shares.
                ---------------------------------------------------------------
As set forth in the Articles of Association, each share of Preferred Stock and each share of Class B Common Shares shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, into such number of fully paid and nonassessable Class A Common Shares as is determined by dividing the Original Issue Price per share of such share of Preferred Stock or Class B Common Shares, as the case may be, by the Conversion Price per share at the time in effect for such series or class.

          12.2  Automatic Conversion of Preferred Stock. As set forth in the
                ---------------------------------------
Articles of Association, each share of Series A Preferred Stock shall automatically be converted into Class A Common Shares at the then effective Conversion Price upon (i) the IPO or (ii) a merger of the Company with and into PeoplePC, or acquisition of all of the Company's assets or shares by PeoplePC. The Class B Common Shares shall not automatically convert into Class A Common Shares at any time.

          12.3  Original Issue Price and Conversion Price. The Original Issue
                -----------------------------------------
Price per share of Series A Preferred Shares is $3.00. The Conversion Price per share of Series A Preferred Shares initially shall be $3.00. The Original Issue Price per share of Series B Preferred Shares is $3.00. The Conversion Price per share of Series B Preferred Shares initially shall be $3.00. The Original Issue Price per share of Class B Common Shares is $3.00. The Conversion Price per share of Class B Common Shares initially shall be $1.00.

          12.4  Adjustment of Conversion Prices. The Conversion Prices shall be
                -------------------------------
subject to adjustment, as applicable, from time to time as follows:

               (a)  Adjustments for Subdivisions or Combinations of Class A
                    -------------------------------------------------------
Common Shares. In the event the outstanding Class A Common Shares shall be
-------------
subdivided into a greater number of Class A Common Shares, the Conversion Price of the Class B Common Shares and each series of Preferred Stock then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding Class A Common Shares shall be combined or consolidated into a lesser number of Class A Common Shares, the Conversion Price of the Class B Common Shares and each series of Preferred Stock then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

               (b)  Adjustments for Stock Dividends and Other Distributions. In
                    -------------------------------------------------------
the event the Company makes, or fixes a record date for the determination of holders of Class A Common Shares entitled to receive, any distribution (excluding repurchases of securities by the Company not made on a pro rata basis) payable in property or in securities of the Company other than Class A Common Shares, then and in each such event the holders of the Class B Common Shares and Preferred Stock shall receive, at the time of such distribution, the amount of property or the number of securities of the Company that they would have received had their Class B Common Shares and Preferred Stock been converted into Class A Common Shares on the date of such event.

               (c)  Adjustments for Reclassifications or Similar Events. If the
                    ---------------------------------------------------
Class A Common Shares shall be changed into the same or a different number of shares of any other class or classes of stock or other securities or property, whether by capital reorganization, reclassification or otherwise, then each share of Class B Common Shares and Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Class A Common Shares of the Company deliverable upon conversion of such Class B Common Shares or shares of Preferred Stock shall have been entitled upon such capital reorganization, reclassification or other event.

               (d)  Adjustments for Diluting Issues. Adjustment to the
                    -------------------------------
Conversion Prices, if any, as the Company's Board of Directors deems to be equitable and subject to the last sentence of this Section 12.4(d), shall be made in the event of any change in the outstanding shares of Company Securities by reason of any new issuance with an issue price per share less than or equal to the Conversion Price per share of the Preferred Shares then in effect (a "Dilutive Issuance"), it being understood that Dilutive Issuances shall not include issuances (i) upon conversion of shares of Preferred Stock or Class B Common Stock; (ii) to employees, consultants, officers or directors of the Company pursuant to a stock grant, stock option plan or stock purchase plan or similar benefit including without limitation upon the exercise of outstanding options; (iii) to any party in connection with a transaction or arrangement which has business purposes and benefits to the Company in the good faith judgement of the Board of Directors, including, but not limited to, an acquisition or merger, a strategic alliance or corporate partnering transaction, a vendor or customer agreement or an asset acquisition or disposition agreement. Any adjustment of the Conversion Prices shall be made by the Company's Board of Directors in the event of a Dilutive Issuance using a broad-based, weighted average, price-based antidilution formula which adjusts the Conversion Prices based upon a weighted average of the purchase prices of outstanding Company Securities and the newly issued Company Securities that result from a Dilutive Issuance. The determination of the Company's Board of Directors as to the amount (if any) of adjustment to the Conversion Prices in response to any Dilutive Issuance shall be final, binding and conclusive as to all Parties. Notwithstanding the foregoing, no adjustment to the Conversion Price of the Class B Common Shares under this Section 12.4(d) shall be made unless it is necessary and only to the extent necessary to maintain PeoplePC's ownership of Company Securities at 51% at any time.

               (e)  Payment of Excess Par Value. If an adjustment of the
                    ---------------------------
Conversion Price pursuant to this Section 12.4 implies that the shares to be converted shall be converted into shares with in the aggregate a larger amount in par value, the excess in par value shall be issued to the respective shareholder against the free distributable reserves of the Company. Whereby fractions of 0.5 or more shall be rounded up and fractions less than 0.5 shall be rounded down to the next round figure.

               (f)  Retirement of Shares on Certain Conversion Events. If an
                    -------------------------------------------------
adjustment of the Conversion Price pursuant to this Section 12.4 implies that the shares to be converted shall be converted into shares with in the aggregate a lower amount in par value, the shares which comprise the deficit shall be transferred by the respective shareholder for no consideration to the Company. Whereby fractions of 0.5 or more shall be rounded up and fractions less than 0.5 shall be rounded down to the next round figure.

          12.5  Mechanics of Optional and Automatic Conversions. Before any
                -----------------------------------------------
holder shall be entitled to convert the same into Class A Common Shares pursuant to Section 12.1, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent, and shall give written notice by mail, postage prepaid, to the Company at its principal corporate office, of the election to convert the same, and such conversion shall be deemed to have been made immediately prior to the close business on the date of such surrender of the shares to be converted. In the event of an automatic conversion pursuant to Section 12.2, the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holder of such shares and whether or not the certificates representing such shares are surrendered to the Company or the transfer agent for such Preferred Stock; and the Company shall not be obligated to issue certificates evidencing the Class A Common Shares issuable upon such automatic conversion unless the certificates evidencing such shares of Preferred Stock are either delivered to the Company or the transfer agent for such Preferred Stock as provided above, or the holder notifies the Company or the transfer agent for such Preferred Stock that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. The Company shall, as soon as practicable thereafter, issue and deliver to such address as the holder may direct, a certificate or certificates for the number of Class A Common Shares to which such holder shall be entitled.

     13.  Purchase Rights. If the IPO does not occur within four years of the
          ---------------
date hereof, @viso and SBCP shall be entitled to purchase all of PeoplePC's Company Securities, subject to PeoplePC's superseding right to purchase all of their Company Securities, at a price equal to the then fair market value as determined (without regard to any control premium) by a process agreed to by @viso and PeoplePC. PeoplePC shall be entitled to use as consideration, at its sole election, cash or registered PeoplePC stock.

     14.  Voting Agreement with Respect to the Board of Directors
          -------------------------------------------------------

          14.1  Election of Directors. At each annual meeting of the
                ---------------------
shareholders of the Company, or at any meeting of the shareholders of the Company at which members of the Board of Directors of the Company are to be elected, or whenever members of the Board of Directors are to be elected by written consent, each Party, Holder or transferee that is entitled to vote agrees to vote or act with respect to their shares:

               (a) So as to elect four members of the Company's Board of Directors designated by PeoplePC; provided that PeoplePC continues to hold at least 25% of the outstanding capital stock of the Company;


               (b) So as to elect two members of the Company's Board of Directors designated by @viso; provided that after the Company's IPO, @viso shall be entitled to elect only one director, and only if @viso, SBCP and their affiliates hold at least 75% of the Company Securities issued to them hereunder (as adjusted for any recapitalizations, stock combinations, stock dividends, stock splits and the like); and

               (c) So as to elect the President and Chief Executive Officer of the Company who shall be designated by PeoplePC;

it being understood that for so long as PeoplePC is entitled to designate four directors hereunder, PeoplePC shall continue to control the daily operating decisions of the Company (including issues relating to brand management).

          14.2  Removal. PeoplePC or @viso, as the case may be, may procure
                -------
removal of any or all of its designated directors (and PeoplePC may remove the President and Chief Executive Officer) at any time and from time to time, with or without cause (subject to any requirements of law), in their sole discretion, and after written notice to each of the Parties hereto of the new nominee to replace such director or officer, each Party, Holder or transferee that is entitled to vote shall promptly vote its shares of capital stock of the Company to elect such nominee to the Board of Directors.

          14.3  Super-majority Vote. Only prior to the Company's IPO, decisions
                -------------------
of the Board of Directors shall require a super-majority, defined as the vote of five directors, one of which shall be by a director designated by @viso, with respect to the following transactions (except where such transactions or arrangements are contemplated by this Agreement or any related agreements or documents):

               (a) any proposal to the general meeting to distribute a dividend or other distribution;

               (b) any proposal to the general meeting to make any acquisition in which more than 20% of the stock of the Company is issued, or any sale of more than 20% of the Company's assets, or any capital expenditure representing more than 20% of the Company's assets, or to the extent the board of directors is authorized to resolve upon the issuance of shares pursuant to Article 4 of the Articles of Association of the Company, a resolution to accomplish any such sale of assets or capital expenditure;

               (c) any material contracts or arrangements with PeoplePC, or @viso or SBCP or their affiliates, other than contracts or arrangements (i) contemplated by this Agreement or any related agreements or documents or (ii) entered into in the ordinary course of business;

               (d) any proposal to the general meeting to adopt compensatory stock option or other equity incentive plans which, in the aggregate, reserve for issuance more than 15% of the Company Securities at their date of adoption, or to the extent the board of directors is authorized to resolve upon the issuance of shares pursuant to Article 4 of the Articles of Association of the Company, a resolution to accomplish any such stock option or equity incentive plan; or

               (e) a dedication of a material amount of assets to an activity that is outside the Company's stated purpose.

          14.4 Quorum. A quorum shall consist of at least a majority of the
               ------
directors, with decisions taken by majority vote except as otherwise provided herein. All directors shall be provided with reasonable notice of not less than five business days unless otherwise agreed to and the opportunity to attend meetings of the Board of Directors; provided, however, that attendance at a meeting shall constitute a waiver of such notice requirement.

     15.  Shareholder Voting.
          ------------------

          15.1  Approval of Certain Shareholders. Only prior to the Company's
                --------------------------------
IPO, the favorable vote of each of @viso and PeoplePC will be required to approve the following (unless otherwise permitted under this Agreement):

               (a)  a change in number of directors of the Board of Directors;

               (b) an acquisition, sale or merger of or by the Company resulting in a change of control of the Company, or a liquidation of the Company; or

               (c) any amendment of the Articles of Association which adversely affects either @viso or PeoplePC, it being understood that the authorization of additional shares of capital stock with rights, preferences and privileges substantially similar to those of the Series A Preferred Shares (other than rights, preferences and privileges which are related to the price of a new series of capital stock) in connection with fund raising activities shall, among other things, not constitute an adverse effect.

     In addition, the Parties shall execute and shall procure to cast their votes in any corporate body of the Company in accordance with the terms of this Agreement.

          15.2  Class B Common Shares. Prior to the Company's IPO, each holder
                ---------------------
of Class B Common Shares will vote one third of the Class B Common Shares held by it. Thereafter, the provisions of the Company's Articles of Association shall govern.

          15.3  Form of Dividend Consideration. The Parties agree that at any
                ------------------------------
general meeting at which the form of consideration of a dividend is to be determined by the shareholders, the Parties will vote in favor of the form of consideration voted for by PeoplePC, which shall be either cash or the type of consideration received by the Company's shareholders in the event that triggers such dividend payment.

     16.  Amendment. Except as otherwise provided herein, neither this Agreement
          ---------
nor any provisions hereof shall be amended, waived, discharged or terminated without written consent of the Company and the Parties.

     17.  Start-up Expenses. Upon approval of the Board of Directors, the
          -----------------
Company shall reimburse PeoplePC and @viso for reasonable start-up expenses incurred by PeoplePC and @viso on behalf of the Company; provided, however, that such reimbursable expenses shall include only third party expenses and not management time.

     18.  Closing Conditions.
          ------------------

          18.1  Conditions to Obligations of the Parties. The obligation of each
                ----------------------------------------
Party to acquire securities pursuant to Section 2.1 is subject to the fulfillment on or prior to the Closing Date of the following conditions, any or all of which may be waived at the option of the Party.

               (a) All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

               (b) There shall not then be in effect any order enjoining or restraining the transactions contemplated by this Agreement.

               (c) There shall not be in effect any law, rule or regulation prohibiting or restricting such issuance, or requiring any consent or approval of any person which shall not have been obtained to issue the securities hereunder, except as otherwise provided in this Agreement.

               (d) The Articles of Association in the form attached hereto as Exhibit C shall have been approved by the Dutch Ministry of Justice.

               (e) The License Agreement in the form attached hereto as Exhibit A and the License Agreement between PPC U.S. and PPC B.V.I. contemplated thereby shall be in full force and effect and neither party shall be in breach thereof.

               (f) The Services Agreement attached hereto as Exhibit B shall be in full force and effect and the parties thereto shall not be in breach thereof.

          18.2 Conditions to Obligations of the Company. The Company's
               ----------------------------------------
obligation to issue the securities pursuant to Section 2.1 is subject to the fulfillment on or prior to the Closing Date of the following conditions, any or all of which may be waived at the option of the Company:

               (a)  The representations and warranties made by each Party in
Section 3 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.

               (b) All covenants, agreements and conditions contained in this Agreement to be performed by the Parties on or prior to the Closing Date shall have been performed or complied with in all material respects.

               (c) There shall not then be in effect any order enjoining or restraining the transactions contemplated by this Agreement.

               (d) There shall not be in effect any law, rule or regulation prohibiting or restricting such issuance, or requiring any consent or approval of any person which shall not have been obtained to issue the securities hereunder, except as otherwise provided in this Agreement.

               (e) The Articles of Association in the form attached hereto as Exhibit C shall have been approved by the Dutch Ministry of Justice.

               (f) The Parties or any affiliates designated as signatories to each of the License Agreement, the Services Agreement and the Vivendi Connectivity Agreement shall have delivered a duly executed counterpart of each such agreement, each such agreement shall be in full force and effect and the parties thereto shall not be in breach thereof.

     19.  Governing Law. This Agreement shall be governed in all respects by the
          -------------
internal laws of the State of New York without regard to conflict of laws provisions. Any claim or disagreement arising out of or in connection with this Agreement shall be referred to arbitration in London, England with three arbitrators under the LCIA Rules. The arbitration award shall be final and binding upon the parties and judgment thereon may be entered in any court having jurisdiction.

     20.  Entire Agreement; Conflict. This Agreement and the exhibits hereto
          --------------------------
constitute the full and entire understanding and Agreement among the Parties regarding the matters set forth herein. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the successors, assigns, heirs, executors and administrators of the Parties hereto. In the event of a conflict, inconsistency or disagreement between this Agreement and the Articles of Association of the Company, the provisions of this Agreement shall prevail and the Parties shall not claim any rights under the Articles of Association that are in violation of, or inconsistent with, this Agreement. If the implementation or performance of this Agreement is in any way precluded by the Articles of Association, the Parties shall promptly procure the amendment of the Articles of Association to permit full implementation and performance hereof.

     21.  Notices, etc. All notices and other communications required or
          ------------
permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by facsimile transmission, by hand or by messenger, addressed:

               (a) if to a Party, at such Party's address as set forth on the signature page hereto, or at such other address as such Party shall have furnished to the Company,

               (b)  if to the Company, to:

                    PeoplePC BV
                    c/o PeoplePC, Inc.
                    100 Pine Street, Suite 100
                    San Francisco, California 94111
                    Attention: Glen Kohl
                    Fax: (415) 837-3857

     or at such other address as the Company shall have furnished to the Parties, with a copy to:

                    Wilson Sonsini Goodrich & Rosati
                    650 Page Mill Road
                    Palo Alto, California 94304-1050
                    Attention: Mark A. Bertelsen, Esq.
                               Don S. Williams, Esq.
                    Fax:       (650) 493-6811

     Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, if sent by facsimile, the first business day after the date of confirmation that the facsimile has been successfully transmitted to the facsimile number for the party notified, or, if sent by mail, at the earlier of its receipt or 14 days after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

     22.  Counterparts. This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be an original and all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

COMPANY                                   PARTIES

PEOPLEPC BV                               PEOPLEPC, INC.

By:  /s/ Oliver Hoyng                     By:   /s/ Glen Kohl
    --------------------------------          --------------------------------

Name:    Oliver Hoyng                     Name:     Glen Kohl
      ------------------------------            ------------------------------

                                                  Senior Vice President,
                                                  Corporate Secretary and
Title:   Managing Director                Title:  General Counsel
       -----------------------------            ------------------------------

                                          Address: 100 Pine Street, Suite 1100
                                                   ---------------------------
                                                   San Francisco, CA 94111
                                                   ---------------------------


                                          OLIVE HILL INVESTMENTS N.V.

                                          By:  /s/ E. Rakers
                                              --------------------------------

                                          Name:    E. Rakers
                                                ------------------------------

                                                 Managing Director,
                                          Title: Equity Trust (Curacao) N.V.
                                                 -----------------------------

                                          Address:
                                                   ---------------------------

                                                   ---------------------------

                  [Signature Page to Shareholders' Agreement]

                                        @VISO LIMITED

                                        By: /s/ Pierre Liautaud
                                            ---------------------------------

                                        Name:   Pierre Liautaud
                                              -------------------------------

                                        Title:  Chief Executive Officer
                                               ------------------------------

                                            Address: c/o Macfarlanes
                                                     10 Norwich Street
                                                     London EC4A 1BD
                                                     England
                                                     Attention: Charles Martin
                                            Telephone: 44-207-831-9222
                                            Fax:       44-207-831-9607

                                            With a copy to:
                                               Sullivan & Cromwell
                                               125 Broad Street
                                               New York, NY 10004
                                               USA
                                               Attention: Stephen A. Grant, Esq.
                                               Telephone: 212-558-3504
                                               Fax:       212-558-3588


                                        SOFTBANK CAPITAL PARTNERS LP

                                        By: SOFTBANK CAPITAL PARTNERS LLC,
                                            General Partner

                                            By:  /s/ Steven J. Murray
                                                -----------------------------

                                            Name:    Steven J. Murray
                                                  ---------------------------

                                            Title:   Administrative Member
                                                   --------------------------


                                            Address:  1188 Center Street
                                                     ------------------------
                                                      Newton Center, MA 02459
                                                     ------------------------


                  [Signature Page to Shareholders' Agreement]

                                   Exhibit A

                               License Agreement

                               LICENSE AGREEMENT
                               -----------------

     THIS LICENSE AGREEMENT (the "Agreement") is entered into on the 11th day of July, 2000 (the "Effective Date") by and between PeoplePC International (BVI) Limited, a company organized under the laws of the British Virgin Islands ("PPC-BVI") and PeoplePC UK, Ltd., a limited company organized under the laws of the United Kingdom ("PPC-UK") (each a "Party" and collectively, the "Parties").

                                   RECITALS
                                   --------

     WHEREAS, PeoplePC, Inc. a Delaware corporation ("PPC-US"), PeoplePC BV, a corporation organized under the laws of the Netherlands ("PPC-BV"), Olive Hill Investments NV, a company organized under the laws of the Netherlands Antilles ("PPC-NA"), @viso Limited, a company organized under the laws of the United Kingdom ("@viso"), and Softbank Capital Partners LP, a limited partnership organized under the laws of Delaware ("SBCP"), are parties to a Shareholders Agreement dated June 30, 2000 ("Shareholders Agreement") for the purpose of continuity and stability of ownership of the PPC-BV and its wholly owned subsidiaries, including PPC-UK, to the extent and upon the terms and conditions hereinafter set forth; and

     WHEREAS, PPC-US, PPC-BV, @viso, Vivendi S.A., a company organized under the laws of France ("Vivendi"), and Softbank Corp., a corporation organized under the laws of Japan ("Softbank") are parties to a Master Services Agreement dated as of July 11, 2000 (the "Services Agreement") for the purpose of incubating and maintaining their investment in PPC-BV and its wholly owned subsidiaries, including PPC-UK; and

     WHEREAS, PPC-BVI (a wholly owned subsidiary of PPC-US) has licensed certain technology and brands from PPC-US and has developed or acquired further technology and brands under the PPC-US License Agreement (as defined below), and PPC-BVI desires to license certain technology and brands to PPC-UK and obtain an assignment of ownership in certain derivative technology and brands, and PPC-UK desires to obtain a license to such technology and brands and to assign certain derivative technology and brands to PPC-BVI so that PPC-UK Entities (as defined below) shall have the exclusive right to conduct the Local Business in the Territory.

     NOW, THEREFORE, in consideration of the agreements described above and the mutual covenants herein set forth, the Parties hereby agree as follows:

1.   DEFINITIONS.

     As used in this Agreement, the following terms shall have the meanings indicated:

     1.1 "Affiliate" means any person or entity which controls, or is controlled by or under common control with, the affiliated party where "control" means direct or indirect ownership of more than fifty percent (50%) of the Equity Interests.

     1.2 "Derivative Work" means a "derivative work" or "compilation" within the meaning of such terms under the United States Copyright Act, as interpreted under applicable case law. It is further understood that a Derivative Work includes any Localization.

     1.3 "Documentation" means any instructions, manuals or other materials, including without limitation on-line help files, regarding the development, provision, installation, maintenance or use of the PeoplePC Solution.

     1.4 "End User" means a customer which obtains a PeoplePC Solution for personal use and not for further distribution.

     1.5 "Equity Interests" means the ownership interests in any entity that are entitled to vote for the election of the board of directors or equivalent governing body. A percentage of the Equity Interests of any entity is measured by the proportion of the total votes that the holder is entitled to cast in the election of the board of directors or its equivalent.

     1.6 "European Brand" means any trademark, trade name, service mark, logo, or domain name on the World Wide Web (including without limitation, derivations of the PeoplePC Brand) that PPC-UK Entities use in connection with the Local Business in the Territory.

     1.7 "European Technology" means all Technology developed by or for PPC-UK Entities relating to the Local Business in the Territory that exists now or in the future, and any modifications, enhancements or Derivative Works of the PeoplePC Technology made by or for PPC-UK, its parent corporation or its Affiliates.

     1.8 "Global Brand Protocols" means protocols and procedures for use of the PeoplePC Brand as promulgated by PPC-BVI and its licensors and as modified in their reasonable discretion from time to time.

     1.9 "Local Business" means and shall include the marketing, operation and provision (directly or through third parties) of PeoplePC Solutions to End Users located within a specific country or region within the Territory.

     1.10 "Localize" and "Localization" means any modification or translation of the PeoplePC Technology or PeoplePC Brand reasonably necessary to conform such materials to the local languages, laws and business practices of the respective country within the Territory and appropriate and necessary for conduct of the Local Business (including without limitation, the incorporation of language, currency, user interfaces, look and feel or functional variations).

     1.11 "PeoplePC Brand" means PEOPLEPC and any other trademark, trade name, service mark, logo, and domain name on the World Wide Web that PPC-US or its subsidiaries use or may come to use for its business in the United States and outside of the Territory and which PPC-US reasonably deems are appropriate for use or adoption in the Territory.

     1.12 "PeoplePC Property" means the PeoplePC Technology, PeoplePC Brand, European Technology and European Brand.

     1.13 "PeoplePC Solution" means those bundles of computer services, or computer goods and services provided to End Users directly or indirectly under the PeoplePC Brand or European Brand, now or in the future.

     1.14 "PeoplePC Technology" means all Technology relating to the PeoplePC Solutions that PPC-BVI owns or has the right to license and which exists now or in the future.

     1.15 "PPC-UK Entity" means PPC-UK, its Sub-Licensees and its parent company PPC-BV.

     1.16 PPC-US License Agreement" means the license agreement between PPC-US and PPC-BVI attached hereto as Exhibit B, as may be amended from time to to time.

     1.17 "Sublicensee" means any party to whom PPC-UK sublicenses all or part of its rights under this Agreement to use the PeoplePC Property within one or more countries or regions in the Territory.

     1.18 "Technology" means all software (and associated copyrights), trade secrets, Documentation, proprietary techniques, processes, methods, patents, copyrights, applications, know-how, content, data, database rights, technical information and other technology, and any Derivative Works thereof.

     1.19 "Territory" means Europe as further defined in Exhibit A hereto.

2.   LICENSE GRANTS.

     2.1 License. Subject to the terms and conditions of this Agreement, PPC-BVI hereby grants to PPC-UK, as a contribution to the capital of PPC-UK, the following perpetual, paid-up, and royalty-free licenses:

          (a) An exclusive license to use and exploit the PeoplePC Technology and European Technology solely for the operation of one or more Local Businesses within the Territory; and

          (b) An exclusive license to use and exploit the PeoplePC Brand and/or European Brand solely in connection with the operation of one or more Local Businesses within the Territory and solely in compliance with the Global Brand Protocols.

     2.2 Sublicenses. PPC-UK shall have the right to sublicense the PeoplePC Property solely to an Affiliate that will operate one or more Local Business(es) within the Territory and solely subject to the terms of a written agreement that (a) contains terms at least as restrictive as those set forth in this Agreement, including without limitation Section 2 and Section 4; (b) protects PPC-BVI's proprietary rights in the PeoplePC Property at least to the degree set forth in this Agreement, including without limitation an assignment clause similar to that set forth in
Section 3 and a requirement that the use of the European Brands and PeoplePC Brands is in accordance with the Global Brand Protocols; (c) grants no ownership rights in the PeoplePC Technology or European Technology or any modification, improvement or Derivative Work thereof; and (d) establishes PPC-US as a third party beneficiary with full legal right to enforce such agreement against such Sublicensee.

     2.3 Reservation. PPC-BVI retains the right to use PeoplePC Property itself outside of the Territory, and to license PeoplePC Property to third parties for any use outside of the Territory. During the Term of this Agreement, PPC-BVI may not license to third parties the PeoplePC Property in the Territory for Local Business or itself use the PeoplePC Property in the Territory for Local Business. PPC-BVI retains all rights in the PeoplePC Property not expressly granted herein.

     2.4 Proprietary Marks. PPC-UK shall not itself and shall prohibit its Sublicensees from obfuscating, removing or altering any of the patent, copyright, trademark, trade secret, proprietary and other legal notices contained in, or displayed by the use of, the PeoplePC Technology and European Technology. PPC-UK further agrees to reproduce, and to require Sublicensees to reproduce, in each copy of any materials contained within the PeoplePC Technology and the European Technology, such patent, copyright, trademark, trade secret, proprietary and other legal notices that are included in the PeoplePC Technology and European Technology.

     2.5 European Brand. PPC-UK and PPC-BVI shall consult on the appropriateness and development of European Brands. All developed European Brands shall be subject to the prior approval of PPC-BVI or its designee, which approval shall not be unreasonably withheld, and all use of a European Brand shall be in accordance with Section 2.

     2.6  Trademarks.

          (a) The Parties acknowledge and agree that it is necessary for PeoplePC to maintain uniform standards governing all material facets of the PeoplePC Solution in order to provide End Users with high quality, cost effective and consistent levels of service, and to protect the reputation and goodwill associated with the "PeoplePC" brand name. Accordingly, PPC-UK agrees that it shall provide, and shall require that its Sublicensees provide, goods and services offered under or in relation to the PeoplePC Brand and/or European Brand that are at least as high in quality as the quality of the goods and services offered by PPC-US, subject to reasonable variations resulting from business, legal and technical factors within the Territory. PPC-UK agrees to comply, and ensure that its Sublicensees comply, with such specific standards for use of the PeoplePC Brand and/or European Brand as PPC-BVI or its licensors may, in their reasonable discretion, establish and modify from time to time in writing in the Global Brand Protocols. In the event that PPC-BVI notifies PPC-UK that any aspect of the PeoplePC Solution offered by, or marketing materials being used by, it or its Sublicensees are not in conformity with the quality otherwise expected by PPC-BVI or its licensors, or that the PeoplePC Brand and/or European Brand licensed hereunder are not properly used, PPC-UK shall take commercially reasonable actions to modify goods and services or marketing materials to conform with the quality or trademark guidelines, including the Global Brand Protocols imposed by PPC-BVI. PPC-BVI and its licensors shall have the right to monitor the quality of such goods, services and promotional materials and PPC-UK shall assist PPC-BVI in monitoring quality by making samples and demonstrations of such use available upon request.

          (b) PPC-UK agrees that all goodwill associated with the use of the PeoplePC Brand and/or European Brand (either directly by PPC-UK or indirectly by its Sublicensees) shall inure to the benefit of PPC-BVI and its licensors, as the case may be.

          (c) PPC-UK agrees to obtain and maintain the PeoplePC Brand and European Brand, at its own expense, in those countries within the Territory, including the preparation and recordation of registered user agreements and/or licenses necessary or reasonably deemed necessary by PPC-UK in order to comply with local laws; provided however, that PPC-UK shall consult with PPC-BVI and its licensors with regard to all such matters. In the event applicable law requires ownership or registration of a domain name to be in an entity other than PPC-BVI (or its parent or licensors), the parties shall cooperate and negotiate in good faith any necessary modification to this Agreement necessary to obtain or maintain ownership or registration of such domain name.

3.   OWNERSHIP AND ENFORCEMENT.

     3.1 Ownership. Subject to the rights granted to PPC-UK under Section 2, all title to and ownership of all PeoplePC Property not expressly granted herein shall remain the sole and exclusive property of PPC-BVI or its licensors. Nothing herein shall be construed as granting PPC-UK or any Sublicensee thereof any ownership rights in the PeoplePC Property.

     3.2 Assignment. PPC-BVI shall own all right, title, and interest in the European Brand, and European Technology, regardless of which Party authors, creates, contributes or invents such European Brand and European Technology. PPC-UK hereby transfers, conveys and assigns to PPC-BVI in perpetuity all of its right, title, and interest in European Brand and European Technology, including without limitation all copyrights, including the right to make derivative works and collective works with respect thereto, it being understood, however, that PPC-UK has, and transfers, no rights with respect to the underlying PeoplePC Brand and PeoplePC Technology. PPC-BVI will have the exclusive right to apply for or register copyrights and such other proprietary protections as it wishes. PPC-UK agrees to execute such documents, render such assistance, and take such other action as PPC-BVI may reasonably request, at PPC-BVI's expense, to apply for, register, perfect, confirm, and protect PPC-BVI's rights in the European Brand and European Technology. PPC-UK hereby waives and agrees not to enforce any and all moral rights, including any right to identification of authorship or limitation on subsequent modification, that PPC-UK (or its employees, agents or consultants) or Sublicensees have or may have in any European Brand and European Technology.

     3.3  Enforcement.

          (a) Notice. PPC-BVI and PPC-UK shall promptly notify each other of the use by any third party of the PeoplePC Brand, European Brand or any trademark(s) similar to the mark covered by this Agreement, of which it may become aware and which could reasonably be considered an infringement or passing off of the PeoplePC Brand or European Brand or unfair competition. PPC-BVI and PPC-UK shall also promptly notify each other of the use by any third party of the European Technology or PeoplePC Technology of which it may become aware and which could reasonably be considered an infringement or misappropriation of the PeoplePC Technology or European Technology.

          (b) Procedure. PPC-BVI and PPC-UK shall consult with regard to the issue of whether to bring proceedings against any third party which misappropriates or infringes PPC-Property within the Territory. PPC-BVI shall have the right to decide whether or not to bring proceedings against such third parties for infringement or misappropriation of the PeoplePC Property. Such proceedings shall be at the expense of PPC-BVI. PPC-UK, at its own cost, shall cooperate fully with PPC-BVI to whatever extent is deemed reasonably necessary by PPC-BVI to prosecute such action(s). In the event that PPC-BVI recovers damages from prosecution of such action(s), PPC-UK shall be entitled to receive such damages except that PPC-BVI shall be first entitled to retain an amount equal to its actual costs, expenses, and reasonable attorneys' fees attributable to such action. PPC-UK shall not settle or compromise any suit for infringement without the express approval of PPC-BVI, such approval not to be unreasonably withheld. In the event PPC-BVI decides not to prosecute, and PPC-UK reasonably determines that the failure to prosecute would adversely affect the rights of PPC-UK in the Territory under this Agreement, PPC-UK shall have the right, but not the obligation, to prosecute such action at its own expense. PPC-BVI shall cooperate fully with PPC-UK to whatever extent is deemed reasonably necessary by PPC-UK to prosecute such action. In the event that PPC-UK recovers its damages from prosecution of such action, PPC-UK shall retain amounts received for such damages except that PPC-BVI shall be entitled to reimbursement of its actual costs, expenses, and reasonable attorneys' fees attributable to such action (or in proportionate amounts thereof should PPC-UK recover an insufficient amount for both parties' such costs and expenses).

4.   DELIVERY.

     4.1 Initial Delivery of PeoplePC Technology and PeoplePC Brands. As soon as reasonably practicable after the Effective Date, PPC-BVI (or its licensors) shall deliver to PPC-UK the software and documentation constituting the PeoplePC Technology in existence and PeoplePC Brand, which are necessary and appropriate for the operation of the Local Business by PPC-UK Entities in the Territory. Included in such delivery, shall be any applicable localized versions of such PeoplePC Technology or PeoplePC Brand applicable to the operation of the Local Business in the Territory.

     4.2 Delivery of European Technology and European Brands. Throughout the Term of this Agreement, at regular intervals agreed upon by the Parties in writing, PPC-UK Entities shall deliver to PPC-BVI (at no charge to PPC-BVI) all European Technology and European Brands.

     4.3 Updates. Throughout the Term of this Agreement, at frequency similar to other similarly situated licensees of the PeoplePC Technology and PeoplePC Brands or such other regular intervals agreed upon by the Parties in writing, PPC-BVI (or its licensors) shall deliver to PPC-UK (at no charge to PPC-UK) any error corrections, updates, upgrades, enhancements or modifications or new PeoplePC Technology or PeoplePC Brands necessary and appropriate for the operation of the Local Business in the Territory.

5.   CONFIDENTIAL INFORMATION.

     5.1 Obligations. The Parties acknowledge that, from time to time, one Party (the "Disclosing Party") may disclose to the other Party (the "Receiving Party") information which is marked as "proprietary" or "confidential" or which would, under the circumstances, be understood by a reasonable person to be proprietary and nonpublic ("Confidential Information"). The Receiving Party shall retain such Confidential Information in confidence and shall not disclose it to any third party without the Disclosing Party's written consent, or use it except as permitted under this Agreement. Each Party shall use at least the same procedures and degree of care which it uses to protect its own Confidential Information of like importance, and in no event less than reasonable care.

     5.2 Exceptions. Notwithstanding the foregoing, Confidential Information will not include information to the extent that:

          (a) such information was already known by the Receiving Party without an obligation of confidentiality at the time of disclosure hereunder;

          (b) was generally available to the public at the time of its disclosure to the Receiving Party hereunder;

          (c) became generally available to the public after its disclosure other than through an act or omission of the Receiving Party in breach of this Agreement; or

          (d) was subsequently lawfully and independently disclosed to the Receiving Party by a person other than Disclosing Party.

     5.3 Permitted Disclosure. The Receiving Party may disclose the other Party's Confidential Information to the extent such disclosure is required by order or requirement of a court or other governmental body, but only if the Receiving Party provides prompt notice thereof to the Disclosing Party to enable the Disclosing Party to seek a protective order or otherwise prevent or restrict such disclosure, and Receiving Party shall provide all such reasonable assistance to Disclosing Party, at Disclosing Party's expense with respect to Disclosing Party's efforts to seek such protective order or otherwise prevent or restrict such disclosure.

     5.4 Third Party Permitted Disclosure. Notwithstanding the foregoing, PPC-UK may use or disclose Confidential Information in exercising its rights hereunder (including sublicensing) or fulfilling its obligations and/or duties hereunder, provided that such disclosure occurs pursuant to a signed written agreement between PPC-UK and such third party that contains terms at least as restrictive as those set forth in this
Section 5 and establishes PPC-BVI as a third party beneficiary with full legal right to enforce such agreement against such third party.

     5.5 Remedies. Unauthorized use by any Party of Confidential Information provided to it by another Party hereunder will diminish the value to the other Party of such information. Therefore, if a Party breaches any of its obligations with respect to confidentiality and unauthorized use of Confidential Information of another Party hereunder, the other Party shall be entitled to equitable relief to protect its interest therein, including but not limited to injunctive relief, as well as money damages.

6.   REPRESENTATIONS AND WARRANTIES.

     6.1  By PPC-BVI.

          (a) Authority. PPC-BVI represents and warrants to PPC-UK that (i) it is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) it has full right, power and authority to enter into this Agreement and to perform all of its obligation hereunder; (iii) this Agreement constitutes its valid and binding obligation, enforceable against it in accordance with its terms; and (iv) its execution, delivery and performance of this Agreement will not result in a breach of any material agreement or understanding to which it is a party or by which it or any of its material properties may be bound.

     (b) No Claims. PPC-BVI represents and warrants that, as of the Effective Date of the Agreement, no claim relating to the PeoplePC Technology or PeoplePC Brand in connection with the Territory has been made or is pending against PPC-BVI, or to PPC-BVI's knowledge, against any entity from which PPC-BVI has obtained rights relating to the PeoplePC Technology and/or PeoplePC Brand.

     (c) Delivery. PPC-BVI represents and warrants to PPC-UK that in accordance with Section 4.1 of this Agreement, it will deliver any PeoplePC Brand and PeoplePC Technology necessary and appropriate for PPC-UK to operate the Local Business in the Territory.

     (d) Disclaimer. TO THE EXTENT PERMITTED IN ITS SUPPLIER AGREEMENTS AND APPLICABLE LAW, PPC-BVI SHALL PASS THROUGH TO PPC-UK ANY APPLICABLE WARRANTIES PROVIDED BY SUCH SUPPLIERS. EXCEPT AS EXPRESSLY SET FORTH HEREIN, PPC-BVI DOES NOT WARRANT THAT THE PEOPLEPC TECHNOLOGY IS ERROR FREE OR WILL SUIT PPC-UK'S OR ITS SUBLICENSEES' NEEDS. PPC-BVI DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF ACCURACY, COMPLETENESS OR PERFORMANCE OF THE PEOPLEPC TECHNOLOGY, AND ANY

WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

     6.2  By PPC-UK.

          (a) Authority. PPC-UK represents and warrants to PPC-BVI that (i) it is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) it has full right, power and authority to enter into this Agreement and to perform all of its obligation hereunder; (iii) this Agreement constitutes its valid and binding obligation, enforceable against it in accordance with its terms; and (iv) its execution, delivery and performance of this Agreement will not result in a breach of any material agreement or understanding to which it is a party or by which it or any of its material properties may be bound.

          (b) Title. PPC-UK represents and warrants that, it shall take all reasonable and proper action to ensure that all right, title and ownership of the European Technology and/or European Brand is fully assigned by PPC-UK to PPC-BVI hereunder such that no third party shall make an infringement or misappropriation claim in respect of such European Technology and/or European Brand, including without limitation the inclusion of assignment clauses in employee and contractor agreements to the extent allowed under applicable law.

          (c) Disclaimer. TO THE EXTENT PERMITTED IN ITS SUPPLIER AGREEMENTS AND APPLICABLE LAW, PPC-UK SHALL PASS THROUGH TO PPC-BVI ANY APPLICABLE WARRANTIES PROVIDED BY SUCH SUPPLIERS. EXCEPT AS EXPRESSLY SET FORTH HEREIN, PPC-UK DOES NOT WARRANT THAT THE EUROPEAN TECHNOLOGY IS ERROR FREE OR WILL SUIT PPC-BVI'S OR ITS SUBLICENSEES' NEEDS. PPC-UK DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF ACCURACY, COMPLETENESS OR PERFORMANCE OF THE EUROPEAN TECHNOLOGY ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

7.   INDEMNIFICATION AND NOTICE.

     Each Party shall promptly notify the other Party of any claim by any third party of which it may become aware that the PeoplePC Property infringes or constitutes a misappropriation of the intellectual property rights of such third party. PPC-BVI at its option, and at PPC-UK's expense, will defend or at its option settle, any claim against PPC-UK alleging infringement of any copyright, patent, or trademark or misappropriation of a trade secret brought by a third party to the extent attributable to the use of PeoplePC Property in the Territory, provided that PPC-UK provides PPC-BVI with: (i) prompt written notice of such claim, (ii) exclusive control over the defense and settlement of such claim, (iii) proper and full information to settle or defend any such claim; and
(iv) such other and assistance as requested by PPC-BVI. If PPC-BVI believes, in its sole discretion, that it is likely that PPC-UK will be prohibited from exercising its right to use the PeoplePC Property as provided under this Agreement, then PPC-BVI may, at its sole option and expense: (i) procure the right to use the PeoplePC Property as provided herein, (ii) replace the PeoplePC Property with other non-infringing services with equivalent functionality, (iii) suitably modify the PeoplePC Property so that it does not infringe such third party rights. THE FOREGOING PROVISIONS OF THIS SECTION 7 STATE THE ENTIRE LIABILITY AND OBLIGATIONS OF PPC-BVI, AND THE EXCLUSIVE REMEDY OF PPC-UK, WITH RESPECT TO ANY ACTUAL OR ALLEGED INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS RELATING TO THIS AGREEMENT.

8.   LIMITATION OF LIABILITY.

     EXCEPT FOR LIABILITY UNDER SECTION 7, IN NO EVENT WILL EITHER PARTY HAVE ANY LIABILITY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, WHETHER FOR BREACH OF CONTRACT, TORT OR OTHERWISE, ARISING OUT OF OR RELATED TO THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO, LOSS OF ANTICIPATED PROFITS, LOSS OF DATA, OR LOSS OF USE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

9.   TERM AND TERMINATION.

     9.1 Term. This Agreement shall continue in force from the date hereof until such time as it is terminated earlier under the provisions of this Section 9.

     9.2 Immediate Termination Upon Notice for Change in Control or Substantial Encumbrance. In the event that the direct or indirect ownership of PPC-UK undergoes a change in control so that PPC-BVI and its Affiliates ceases to hold a majority Equity Interest in PPC-UK, or in the event that a substantial portion of PPC-UK's assets or the conduct of PPC-UK's business shall be substantially encumbered by extraordinary governmental action or by operation of law, PPC-BVI may, at its option, terminate this Agreement effective immediately and without compensation upon written notice given to PPC-UK.

     9.3 Termination After Failure to Cure for Failure of Performance. If any Party shall fail to perform any of its material obligations contained in this Agreement and shall fail to cure such default within sixty (60) days after receipt of a notice from the other Party, the Party giving notice shall have the right to terminate this Agreement immediately and without compensation by giving written notice to the other Party.

     9.4 Cross-Termination with Services Agreement. In the event of termination of the Services Agreement due to the material default of @viso, Softbank, or Vivendi in accordance with Section 4 of the Services Agreement (including the notice and opportunity to cure therein), PPC-BVI shall have the right to terminate this Agreement immediately and without compensation by giving written notice to the other Party.

     9.5  Effect of Termination.

          (a) License. Upon any termination of this Agreement, PPC-UK shall immediately cease to exercise all rights and licenses to and of the PeoplePC Property granted under this Agreement. Within thirty (30) days of the date of termination, PPC-UK shall, at the option of PPC-BVI, return or destroy any materials, or copies of materials reflecting or embodying the PeoplePC Property and PPC-UK shall furnish PPC-BVI with a certificate signed by an executive officer of PPC-UK verifying that the same has been done.

          (b) Confidential Information. Within thirty (30) days of the date of termination, the Receiving Party shall, at the option of the Disclosing Party, return or destroy any materials, or copies of materials reflecting or embodying the Confidential Information of the Disclosing Party and shall furnish the Disclosing Party with a certificate signed by an executive officer of the Receiving Party verifying that the same has been done.

          (c) Survival. The terms and conditions of the following provisions shall survive termination or expiration of this Agreement: Section 1, 2.6(b), 3.1, 3.2, 3.3(b), 5, 7, 8, 9.5 and 10. In addition, the termination or expiration of this Agreement shall not relieve either Party of any liability under this Agreement that accrued prior to such termination or expiration.

10.  MISCELLANEOUS.

     10.1 Notices. All notices called for under this Agreement shall be made in writing and shall be sent by personal delivery or by recognized international express courier service, confirmation of receipt requested, addressed to a Party at its address set forth below.

          If to PPC-BVI:            PeoplePC International (BVI) Limited
                                    Geneva Place, 2nd Floor, 333
                                    Waterfront Drive,
                                    Wickham's Cay, Road Town,
                                    Tortola, British Virgin Islands


          With a copy to:           Wilson Sonsini Goodrich & Rosati
                                    650 Page Mill Road
                                    Palo Alto, CA 94304-1050
                                    Attn:  Selwyn Goldberg
                                    Telefax: (650) 493-6811

          If to PPC-UK:             PeoplePC (UK) Limited
                                    12 Plumtree Court
                                    LONDON C4A 4HT

     All notices shall be deemed given or made (y) on the date delivered if delivered personally, by courier or otherwise, or (z) on the third business day after it is mailed, in all cases to the addressee at the above address or such other address as may from time to time be designated to the other Party in writing.

     10.2 Non-Waiver. The failure of any Party at any time to require performance by another party of any provision hereof shall not affect in any way, or act as a waiver of, the right to require the Party to perform in accordance with this Agreement at any other time, nor shall the waiver of any Party of a breach of a provision of this Agreement be held or taken to be a waiver of the provision itself.

     10.3 Severability. If any provision in this Agreement shall be found or be held to be invalid or unenforceable, then the meaning of said provision shall be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement which shall remain in full force and effect unless the severed provision is essential and material to the rights or benefits received by any party. In such event, the Parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly affects the Parties' intent in entering into this Agreement.

     10.4 Assignment. No Party may assign any rights or obligations hereunder without the prior express written Agreement of the other Parties. Any assignment in violation of this Section 9.4 shall be void. Subject to the above restrictions on assignment, this Agreement shall inure to the benefit of and bind the successors and assigns of the Parties.

     10.5 Relationship Between Parties. The Parties shall at all times and for all purposes be deemed to be independent contractors and neither Party, nor either Party's employees, representatives, subcontractors or agents, shall have the right or power to bind the other Party. This Agreement shall not itself create or be deemed to create a joint venture, partnership or similar association between the Parties or either Party's employees, subcontractors or agents.

     10.6 Compliance with Laws. Notwithstanding anything to the contrary contained herein, all rights and obligations of the Parties are subject to prior compliance with United States and foreign export regulations and such other United States and foreign laws and regulations as may be applicable. As between PPC-BVI and PPC-UK, PPC-UK shall pay for all costs and expenses incurred to obtain all necessary approvals required by the applicable agencies of the governments within the Territory. Upon request, PPC-BVI agrees to cooperate with PPC-UK and provide reasonable assistance to PPC-UK as reasonably necessary to obtain any required approvals.

     10.7 Governing Law and Jurisdiction. This Agreement shall be governed by the laws of the State of California, U.S.A., without reference to conflict of laws principles. The parties expressly disclaim and waive the application of the United Nations Convention on Contracts for the International Sale of Goods. All disputes arising out of this Agreement shall be subject to the exclusive jurisdiction and venue of the California State courts of San Francisco County (or, if there is exclusive federal jurisdiction, the United States District Court for the Northern District of California). Each Party hereby expressly consents to
(i) the personal jurisdiction and venue of these courts, and (ii) service of process being effected by registered airmail sent to the address set forth above.

     10.8 Taxes. PPC-UK agrees to bear and pay and indemnify PPC-BVI (and/or PPC-US) (on an after tax basis) one-half of the additional taxes or similar charges of any kind incurred by PPC-BVI (and/or PPC-US) attributable to grant of the exclusive right to conduct the Local Business in the Territory, including the license grants set forth in this Agreement (and/or the PPC-US License Agreement).

     10.9 Entire Agreement; Amendments. This Agreement (and those referenced in the Recitals within this Agreement) contains the Parties' entire understanding with respect to the matters contained herein. There are no promises, covenants or undertakings other than those set forth herein, and neither Party is relying upon any representations or warranties except as set forth herein. This Agreement may not be modified except by an agreement in writing signed by all Parties.

     10.10 Headings; Counterparts. Headings to Sections of this Agreement are to facilitate reference only, do not form a part of this Agreement, and shall not in any way affect the interpretation hereof. This Agreement may be executed in two (2) or more U.S. English language counterparts or duplicate originals, all of which shall be regarded as one and the same instrument, and which shall be the official and governing version in the interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement.



PeoplePC UK, Ltd.                   PeoplePC International (BVI), Ltd.

By:__________________________       By:_________________________________

Name:________________________       Name:_______________________________

Title:_______________________       Title:______________________________

                                   Exhibit A

                                   Territory



     The Territory shall consist of the geographical area currently consisting of the following countries:

Sweden, Finland, Norway (and Svalbard and Jan Mayen Islands), Iceland, Denmark and the Faroe Islands, Poland, Hungary, Czech Republic, Slovakia (Slovak Republic), Lithuania, Latvia, Estonia, Italy, Spain, Romania, Portugal and Madeira and the Azores, Greece, Bulgaria, Andorra, San Marino, Vatican City, Germany, United Kingdom, Republic of Ireland, France, Netherlands, Belgium, Austria, Switzerland, Luxembourg, Monaco, and Liechtenstein.

                                   Exhibit B

                             US License Agreement

                               LICENSE AGREEMENT
                               -----------------

     THIS LICENSE AGREEMENT (the "Agreement") is entered into on the 11th day of July, 2000 (the "Effective Date") by and between PeoplePC International (BVI) Limited, a company organized under the laws of the British Virgin Islands ("PPC-BVI") and PeoplePC, Inc., a corporation organized under the laws of Delaware ("PPC-US") (each a "Party" and collectively, the "Parties").

                                   RECITALS
                                   --------

     WHEREAS, PPC-BVI (a wholly owned subsidiary of PPC-US) desires to license and sublicense certain technology and brands from PPC-US and to develop or have developed further technology and brands so that under this Agreement PPC-BVI and its Sub-Licensees (as defined below) shall have the exclusive right to conduct the Local Business in the Territory, and PPC-US desires to license certain technology and brands to PPC-BVI and obtain an assignment of ownership in certain technology and brands from PPC-BVI.

     NOW, THEREFORE, in consideration of the agreements described above and the mutual covenants herein set forth, the Parties hereby agree as follows:

1.   DEFINITIONS.

     As used in this Agreement, the following terms shall have the meanings indicated:

     1.1 "Affiliate" means any person or entity which controls, or is controlled by or under common control with, the affiliated party where "control" means direct or indirect ownership of more than fifty percent (50%) of the Equity Interests.

     1.2 "Derivative Work" means a "derivative work" or "compilation" within the meaning of such terms under the United States Copyright Act, as interpreted under applicable case law. It is further understood that a Derivative Work includes any Localization.

     1.3 "Documentation" means any instructions, manuals or other materials, including without limitation on-line help files, regarding the development, provision, installation, maintenance or use of the PeoplePC Solution.

     1.4 "End User" means a customer which obtains a PeoplePC Solution for personal use and not for further distribution.

     1.5 "Equity Interests" means the ownership interests in any entity that are entitled to vote for the election of the board of directors or equivalent governing body. A percentage of the Equity Interests of any entity is measured by the proportion of the total votes that the holder is entitled to cast in the election of the board of directors or its equivalent.

     1.6 "European Brand" means any trademark, trade name, service mark, logo, or domain name on the World Wide Web (including without limitation, derivations of the PeoplePC Brand) that PPC-BVI and its Sublicensees use in connection with the Local Business in the Territory.

     1.7 "European Technology" means all Technology developed relating to the Local Business in the Territory that exists now or in the future, and any modifications, enhancements or Derivative Works of the PeoplePC Technology made by or for PPC-BVI.

     1.8 "Global Brand Protocols" means protocols and procedures for use of the PeoplePC Brand as promulgated by PPC-US and its licensors and as modified in their reasonable discretion from time to time.

     1.9 "Local Business" means and shall include the marketing, operation and provision (directly or through third parties) of PeoplePC Solutions to End Users located within a specific country or region within the Territory.

     1.10 "Localize" and "Localization" means any modification or translation of the PeoplePC Technology or PeoplePC Brand reasonably necessary to conform such materials to the local languages, laws and business practices of the respective country within the Territory and appropriate and necessary for conduct of the Local Business (including without limitation, the incorporation of language, currency, user interfaces, look and feel or functional variations).

     1.11 "PeoplePC Brand" means PEOPLEPC and any other trademark, trade name, service mark, logo, and domain name on the World Wide Web that PPC-US or its subsidiaries use or may come to use for its business in the United States and outside of the Territory and which PPC-US reasonably deems are appropriate for use or adoption in the Territory.

     1.12 "PeoplePC Property" means the PeoplePC Technology, PeoplePC Brand, European Technology and European Brand.

     1.13 "PeoplePC Solution" means those bundles of computer services, or computer goods and services provided to End Users directly or indirectly under the PeoplePC Brand or European Brand, now or in the future.

     1.14 "PeoplePC Technology" means all Technology relating to the PeoplePC Solutions that PPC-US owns or has the right to license and which exists now or in the future.

     1.15 "Sublicensee" means any party to whom PPC-BVI sublicenses all or part of its rights under this Agreement to use the PeoplePC Property within one or more countries or regions in the Territory.

     1.16 "Technology" means all software (and associated copyrights), trade secrets, Documentation, proprietary techniques, processes, methods, patents, copyrights, applications, know-how, content, data, database rights, technical information and other technology, and any Derivative Works thereof.

     1.17 "Territory" means Europe as further defined in Exhibit A hereto.

2.   LICENSE GRANTS.

     2.1 License. Subject to the terms and conditions of this Agreement, PPC-US hereby grants to PPC-BVI the following perpetual and royalty bearing licenses:

          (a) An exclusive license to use and exploit the PeoplePC Technology and European Technology solely for the operation of one or more Local Businesses within the Territory; and

          (b) An exclusive license to use and exploit the PeoplePC Brand and/or European Brand solely in connection with the operation of one or more Local Businesses within the Territory and solely in compliance with the Global Brand Protocols.

     2.2 Sublicenses. PPC-BVI shall have the right to sublicense the PeoplePC Property solely to an Affiliate that will operate one or more Local Business(es) within the Territory and solely subject to the terms of a written agreement that
(a) contains terms at least as restrictive as those set forth in this Agreement, including without limitation Section 2 and Section 4; (b) protects PPC-US's proprietary rights in the PeoplePC Property at least to the degree set forth in this Agreement, including without limitation an assignment clause similar to that set forth in Section 3 and a requirement that the use of the European Brands and PeoplePC Brands is in accordance with the Global Brand Protocols; (c) grants no ownership rights in the PeoplePC Technology or European Technology or any modification, improvement or Derivative Work thereof; and (d) establishes PPC-US as a third party beneficiary with full legal right to enforce such agreement against such Sublicensee.

     2.3 Reservation. PPC-US retains the right to use PeoplePC Property itself, and to license PeoplePC Property to third parties, for any use outside of the Territory. During the Term of this Agreement, PPC-US may not license, or itself use, the PeoplePC Property in the Territory for Local Business. PPC-US retains all rights in the PeoplePC Property not expressly granted herein.

     2.4 Proprietary Marks. PPC-BVI shall not itself and shall prohibit its Sublicensees from obfuscating, removing or altering any of the patent, copyright, trademark, trade secret, proprietary and other legal notices contained in, or displayed by the use of, the PeoplePC Technology and European Technology. PPC-BVI further agrees to reproduce, and to require Sublicensees to reproduce, in each copy of any materials contained within the PeoplePC Technology and the European Technology, such patent, copyright, trademark, trade secret, proprietary and other legal notices that are included in the PeoplePC Technology and European Technology.

     2.5 European Brand. PPC-BVI and PPC-US shall consult on the appropriateness and development of European Brands. All developed European Brands shall be subject to the prior approval of PPC-US which approval shall not be unreasonably withheld, and all use of a European Brand shall be in accordance with Section 2.

     2.6  Trademarks.

          (a) The Parties acknowledge and agree that it is necessary for PeoplePC to maintain uniform standards governing all material facets of the PeoplePC Solution in order to provide End Users with high quality, cost effective and consistent levels of service, and to protect the reputation and goodwill associated with the "PeoplePC' brand. Accordingly, PPC-BVI agrees that it shall provide, and shall require that its Sublicensees provide, goods and services offered under or in relation to the PeoplePC Brand and/or European Brand that are at least as high in quality as the quality of the goods and services offered by PPC-US, subject to reasonable variations resulting from business, legal and technical factors within the Territory. PPC-BVI agrees to comply, and ensure that its Sublicensees comply, with such specific standards for use of the PeoplePC Brand and/or European Brand as PPC-US or its licensors may, in their reasonable discretion, establish and modify from time to time in writing in the Global Brand Protocols. In the event that PPC-US notifies PPC-BVI that any aspect of the PeoplePC Solution offered by, or marketing materials being used by, it or its Sublicensees are not in conformity with the quality otherwise expected by PPC-US or its licensors, or that the PeoplePC Brand and/or European Brand licensed hereunder are not properly used, PPC-BVI shall take commercially reasonable actions to modify goods and services or marketing materials to conform with the quality or trademark guidelines, including the Global Brand Protocols imposed by PPC-US. PPC-US and its licensors shall have the right to monitor the quality of such goods, services and promotional materials and PPC-BVI shall assist PPC-US in monitoring quality by making samples and demonstrations of such use available upon request.

          (b) PPC-BVI agrees that all goodwill associated with the use of the PeoplePC Brand and/or European Brand (either directly by PPC-BVI or indirectly by its Sublicensees) shall inure to the benefit of PPC-US and its licensors, as the case may be.

          (c) PPC-BVI agrees to obtain and maintain the PeoplePC Brand and European Brand, at its own expense, in those countries within the Territory, including the preparation and recordation of registered user agreements and/or licenses necessary or reasonably deemed necessary by PPC-BVI in order to comply with local laws; provided however, that PPC-BVI shall consult with PPC-US and its licensors with regard to all such matters. In the event applicable law requires ownership or registration of a domain name to be in an entity other than PPC-US, the parties shall cooperate and negotiate in good faith any necessary modification to this Agreement necessary to obtain or maintain ownership or registration of such domain name.

3.   OWNERSHIP AND ENFORCEMENT.

     3.1 Ownership. Subject to the rights granted to PPC-BVI under Section 2, all title to and ownership of all PeoplePC Property not expressly granted herein shall remain the sole and exclusive property of PPC-US or its licensors. Nothing herein shall be construed as granting PPC-BVI or any Sublicensee thereof any ownership rights in the PeoplePC Property.

     3.2 Assignment. PPC-US shall own all right, title, and interest in the European Brand, and European Technology, regardless of which Party authors, creates, contributes or invents such European Brand and European Technology. PPC-BVI hereby irrevocably transfers, conveys and assigns to PPC-US in perpetuity all of its right, title, and interest in European Brand and European Technology, including without limitation all copyrights, including the right to make derivative works and collective works with respect thereto, it being understood, however, that PPC-BVI has no, and transfers no, rights with respect to the underlying PeoplePC Brand and PeoplePC Technology. PPC-US will have the exclusive right to apply for or register copyrights and such other proprietary protections as it wishes or to direct PPC-BVI to do so. PPC-BVI agrees to execute such documents, render such assistance, and take such other action as PPC-US may reasonably request, at PPC-US's expense, to apply for, register, perfect, confirm, and protect PPC-US's rights in the European Brand and European Technology. PPC-BVI hereby waives and agrees not to enforce any and all moral rights, including any right to identification of authorship or limitation on subsequent modification, that PPC-BVI (or its employees, agents or consultants) or Sublicensees have or may have in any European Brand and European Technology.

     3.3  Enforcement.

          (a) Notice. PPC-BVI shall promptly notify PPC-US of the use by any third party of the PeoplePC Brand, European Brand or any trademark(s) similar to the mark covered by this Agreement, of which it may become aware and which could reasonably be considered an infringement or passing off of the PeoplePC Brand or European Brand or unfair competition. PPC-BVI shall also promptly notify PPC-US of the use by any third party of the European Technology or PeoplePC Technology of which it may become aware and which could reasonably be considered an infringement or misappropriation of the PeoplePC Technology or European Technology.

          (b) Procedure. PPC-US and PPC-BVI shall consult with regard to the issue of whether to bring proceedings against any third party which misappropriates or infringes PPC-Property within the Territory. PPC-US shall have the right to decide whether or not to bring proceedings against such third parties for infringement or misappropriation of the PeoplePC Property. Such proceedings shall be at the expense of PPC-US. PPC-BVI, at its own cost, shall cooperate fully with PPC-US to whatever extent is deemed reasonably necessary by PPC-US to prosecute such action(s). In the event that PPC-US recovers damages from prosecution of such action(s), PPC-US shall retain all amounts received for such damages except that PPC-BVI shall be entitled to reimbursement of its actual costs, expenses, and reasonable attorneys' fees attributable to such action (or in proportionate amounts thereof should PPC-US recover an insufficient amount for both parties' such costs and expenses). PPC-BVI shall not settle or compromise any suit for infringement without the express approval of PPC-US, such approval not to be unreasonably withheld. In the event PPC-US decides not to prosecute, and PPC-BVI reasonably determines that the failure to prosecute would adversely affect the rights of PPC-BVI in the Territory under this Agreement, PPC-BVI shall have the right, but not the obligation, to prosecute such action at its own expense. PPC-US shall cooperate fully with PPC-BVI to whatever extent is deemed reasonably necessary by PPC-BVI to prosecute such action. In the event that PPC-BVI recovers its damages from prosecution of such action, PPC-BVI shall retain amounts received for such damages except that PPC-US shall be entitled to reimbursement of its actual costs, expenses, and reasonable attorneys' fees attributable to such action (or in proportionate amounts thereof should PPC-BVI recover an insufficient amount for both parties' such costs and expenses). PPC-BVI and PPC-US each agree, subject to the foregoing, upon request of the other, to join the other as a party in any lawsuit or other action to enforce or secure rights in any of the People PC Property. In such event the Party bringing the action shall indemnify the Party joining such action for all costs incurred as a result thereof.

4.   DELIVERY and FEES.

     4.1 Initial Delivery of PeoplePC Technology and PeoplePC Brands. As soon as reasonably practicable after the Effective Date, PPC-US shall deliver to PPC-BVI the software and documentation constituting the PeoplePC Technology in existence and PeoplePC Brand, which are necessary and appropriate for the operation of the Local Business by PPC-BVI and its Sub-Licensees in the Territory. Included in such delivery, shall be any applicable localized versions of such PeoplePC Technology or PeoplePC Brand applicable to the operation of the Local Business in the Territory.

     4.2 Delivery of European Technology and European Brands. Throughout the Term of this Agreement, at regular intervals agreed upon by the Parties in writing, PPC-BVI shall deliver to PPC-US (at no charge to PPC-US) all European Technology and European Brands.

     4.3 Updates. Throughout the Term of this Agreement, at a frequency similar to other similarly situated licensees of the PeoplePC Technology and PeoplePC Brands or such other regular intervals agreed upon by the Parties in writing, PPC-US shall deliver to PPC-BVI any error corrections, updates, upgrades, enhancements or modifications or new PeoplePC Technology or PeoplePC Brands necessary and appropriate for the operation of the Local Business in the Territory.

     4.4 Fees. The Fees payable among the Parties are set forth in, and payment shall be made, in accordance with Exhibit B.

5.   CONFIDENTIAL INFORMATION.

     5.1 Obligations. The Parties acknowledge that, from time to time, one Party (the "Disclosing Party") may disclose to the other Party (the "Receiving Party") information which is marked as "proprietary" or "confidential" or which would, under the circumstances, be understood by a reasonable person to be proprietary and nonpublic ("Confidential Information"). The Receiving Party shall retain such Confidential Information in confidence and shall not disclose it to any third party without the Disclosing Party's written consent, or use it except as permitted under this Agreement. Each Party shall use at least the same procedures and degree of care which it uses to protect its own Confidential Information of like importance, and in no event less than reasonable care.

     5.2 Exceptions. Notwithstanding the foregoing, Confidential Information will not include information to the extent that:

          (a) such information was already known by the Receiving Party without an obligation of confidentiality at the time of disclosure hereunder;

          (b) was generally available to the public at the time of its disclosure to the Receiving Party hereunder;

          (c) became generally available to the public after its disclosure other than through an act or omission of the Receiving Party in breach of this Agreement; or

          (d) was subsequently lawfully and independently disclosed to the Receiving Party by a person other than Disclosing Party.

     5.3 Permitted Disclosure. The Receiving Party may disclose the other Party's Confidential Information to the extent such disclosure is required by order or requirement of a court or other governmental body, but only if the Receiving Party provides prompt notice thereof to the Disclosing Party to enable the Disclosing Party to seek a protective order or otherwise prevent or restrict such disclosure, and Receiving Party shall provide all such reasonable assistance to Disclosing Party, at Disclosing Party's expense with respect to Disclosing Party's efforts to seek such protective order or otherwise prevent or restrict such disclosure.

     5.4 Third Party Permitted Disclosure. Notwithstanding the foregoing, PPC-BVI may use or disclose Confidential Information in exercising its rights hereunder (including sublicensing) or fulfilling its obligations and/or duties hereunder, provided that such disclosure occurs pursuant to a signed written agreement between PPC-BVI and such third party that contains terms at least as restrictive as those set forth in this Section 5 and establishes PPC-US as a third party beneficiary with full legal right to enforce such agreement against such third party.

     5.5 Remedies. Unauthorized use by any Party of Confidential Information provided to it by another Party hereunder will diminish the value to the other Party of such information. Therefore, if a Party breaches any of its obligations with respect to confidentiality and unauthorized use of Confidential Information of another Party hereunder, the other Party shall be entitled to equitable relief to protect its interest therein, including but not limited to injunctive relief, as well as money damages.

6.   REPRESENTATIONS AND WARRANTIES.

     6.1  By PPC-US.

          (a) Authority. PPC-US represents and warrants to PPC-BVI that (i) it is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) it has full right, power and authority to enter into this Agreement and to perform all of its obligation hereunder; (iii) this Agreement constitutes its valid and binding obligation, enforceable against it in accordance with its terms; and (iv) its execution, delivery and performance of this Agreement will not result in a breach of any material agreement or understanding to which it is a party or by which it or any of its material properties may be bound.

          (b) No Claims. PPC-US represents and warrants that, as of the Effective Date of the Agreement, no claim relating to the PeoplePC Technology or PeoplePC Brand in connection with the Territory has been made or is pending against PPC-US, or to PPC-US's knowledge, against any entity from which PPC-US has obtained rights relating to the PeoplePC Technology and/or PeoplePC Brand.

          (c) Delivery. PPC-US represents and warrants to PPC-BVI that in accordance with Section 4.1 of this Agreement, it will deliver any PPC Brand and PPC Technology necessary and appropriate for PPC-BVI and its Sub-Licensees to operate the Local Business in the Territory.

          (d) Disclaimer. TO THE EXTENT PERMITTED IN ITS SUPPLIER AGREEMENTS AND APPLICABLE LAW, PPC-US SHALL PASS THROUGH TO PPC-BVI ANY APPLICABLE WARRANTIES PROVIDED BY SUCH SUPPLIERS. PPC-US DOES NOT WARRANT THAT THE PEOPLEPC TECHNOLOGY IS ERROR FREE OR WILL SUIT PPC-BVI'S OR ITS SUBLICENSEES' NEEDS. PPC-US DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF ACCURACY, COMPLETENESS OR PERFORMANCE OF THE PEOPLEPC TECHNOLOGY, AND ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

     6.2  By PPC-BVI.

          (a) Authority. PPC-BVI represents and warrants to PPC-US that (i) it is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) it has full right, power and authority to enter into this Agreement and to perform all of its obligation hereunder; (iii) this Agreement constitutes its valid and binding obligation, enforceable against it in accordance with its terms; and (iv) its execution, delivery and performance of this Agreement will not result in a breach of any material agreement or understanding to which it is a party or by which it or any of its material properties may be bound.

          (b) Title. PPC-BVI represents and warrants that, it shall take all reasonable and proper action to ensure that all right, title and ownership of the European Technology and/or European Brand is fully assigned by PPC-BVI to PPC-US hereunder such that no third party shall make an infringement or misappropriation claim in respect of such European Technology and/or European Brand, including without limitation the inclusion of assignment clauses in employee and contractor agreements.

          (c) Disclaimer. TO THE EXTENT PERMITTED IN ITS SUPPLIER AGREEMENTS AND APPLICABLE LAW, PPC-BVI SHALL PASS THROUGH TO PPC-US ANY APPLICABLE WARRANTIES PROVIDED BY SUCH SUPPLIERS. PPC-BVI DOES NOT WARRANT THAT THE EUROPEAN TECHNOLOGY IS ERROR FREE OR WILL SUIT PPC-US' OR ITS SUBLICENSEES' NEEDS. PPC-BVI DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF ACCURACY, COMPLETENESS OR PERFORMANCE OF THE EUORPEAN TECHNOLOGY AND ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

     6.3 Third Party Disclaimers. PPC-BVI will use reasonable commercial efforts to assure that, in any licensing or distribution of the People PC Solution or other PeoplePC Property to third parties, including end users, its makes substantively the same disclaimers of liability and limitations of damages on behalf of PPC-US as are made herein.

7.   INDEMNIFICATION AND NOTICE.

     PPC-BVI shall promptly notify PPC-US of any claim by any third party of which it may become aware that the PeoplePC Property infringes or constitutes a misappropriation of the intellectual property rights of such third party. PPC-US at its option, and at PPC-BVI's expense, will defend or at its option settle, any claim against PPC-BVI alleging infringement of any copyright, patent, or trademark or misappropriation of a trade secret brought by a third party to the extent attributable to the use of PeoplePC Property in the Territory, provided that PPC-BVI provides PPC-US with: (i) prompt written notice of such claim, (ii) exclusive control over the defense and settlement of such claim, (iii) proper and full information to settle or defend any such claim; and (iv) such other and assistance as requested by PPC-US. If PPC-US believes, in its sole discretion, that it is likely that PPC-BVI will be prohibited from exercising its right to use the PeoplePC Property as provided under this Agreement, then PPC-US may, at its sole option and expense: (i) procure the right to use the PeoplePC Property as provided herein, (ii) replace the PeoplePC Property with other non-infringing services with equivalent functionality, (iii) suitably modify the PeoplePC Property so that it does not infringe such third party rights. THE FOREGOING PROVISIONS OF THIS SECTION 6 STATE THE ENTIRE LIABILITY AND OBLIGATIONS OF PPC-US, AND THE EXCLUSIVE REMEDY OF PPC-BVI, WITH RESPECT TO ANY ACTUAL OR ALLEGED INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS RELATING TO THIS AGREEMENT.

8.   LIMITATION OF LIABILITY.

     EXCEPT FOR LIABILITY UNDER SECTION 6, IN NO EVENT WILL EITHER PARTY HAVE ANY LIABILITY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, WHETHER FOR BREACH OF CONTRACT, TORT OR OTHERWISE,

ARISING OUT OF OR RELATED TO THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO, LOSS OF ANTICIPATED PROFITS, LOSS OF DATA, OR LOSS OF USE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

9.   TERM AND TERMINATION.

     9.1 Term. This Agreement shall continue in force from the date hereof until such time as it is terminated earlier under the provisions of this
Section 9.

     9.2 Immediate Termination Upon Notice for Change in Control or Substantial Encumbrance. In the event that the direct or indirect ownership of PPC-BVI undergoes a change in control so that PPC-US and its Affiliates ceases to hold a majority Equity Interest in PPC-BVI, or in the event that a substantial portion of PPC-BVI's assets or the conduct of PPC-BVI's business shall be substantially encumbered by extraordinary governmental action or by operation of law, PPC-US may, at its option, terminate this Agreement effective immediately and without compensation upon written notice given to PPC-BVI.

     9.3 Termination After Failure to Cure for Failure of Performance. If any Party shall fail to perform any of its material obligations contained in this Agreement and shall fail to cure such default within sixty (60) days after receipt of a notice from the other Party, the Party giving notice shall have the right to terminate this Agreement immediately and without compensation by giving written notice to the other Party.

     9.4  Effect of Termination.

          (a) License. Upon any termination of this Agreement, PPC-BVI shall immediately cease to exercise all rights and licenses to and of the PeoplePC Property granted under this Agreement. Within thirty (30) days of the date of termination, PPC-BVI shall, at the option of PPC-US, return or destroy any materials, or copies of materials reflecting or embodying the PeoplePC Property and PPC-BVI shall furnish PPC-US with a certificate signed by an executive officer of PPC-BVI verifying that the same has been done.

          (b) Confidential Information. Within thirty (30) days of the date of termination, the Receiving Party shall, at the option of the Disclosing Party, return or destroy any materials, or copies of materials reflecting or embodying the Confidential Information of the Disclosing Party and shall furnish the Disclosing Party with a certificate signed by an executive officer of the Receiving Party verifying that the same has been done.

          (c) Survival. The terms and conditions of the following provisions shall survive termination or expiration of this Agreement: Section 1, 2.6(b), 3.1, 3.2, 3.3(b), 5, 7, 8, 9.4 and 10. In addition, the termination or expiration of this Agreement shall not relieve either Party of any liability under this Agreement that accrued prior to such termination or expiration.

10.  MISCELLANEOUS.

     10.1 Notices. All notices called for under this Agreement shall be made in writing and shall be sent by personal delivery or by recognized international express courier service, confirmation of receipt requested, addressed to a Party at its address set forth below.

          If to PPC-US:             PeoplePC, Inc.
                                    100 Pine Street, Suite 1100
                                    San Francisco, CA  94111
                                    Attn:   General Counsel
                                    Telefax:

          With a copy to:           Wilson Sonsini Goodrich & Rosati
                                    650 Page Mill Road
                                    Palo Alto, CA 94304-1050
                                    Attn:  Selwyn Goldberg
                                    Telefax: (650) 493-6811

          If to PPC-BVI:

                                    PeoplePC International (BVI) Limited
                                    Geneva Place, 2nd Floor, 333
                                    Waterfront Drive,
                                    Wickham's Cay, Road Town,
                                    Tortola, British Virgin Islands



     All notices shall be deemed given or made (y) on the date delivered if delivered personally, by courier or otherwise, or (z) on the third business day after it is mailed, in all cases to the addressee at the above address or such other address as may from time to time be designated to the other Party in writing.

     10.2 Non-Waiver. The failure of any Party at any time to require performance by another party of any provision hereof shall not affect in any way, or act as a waiver of, the right to require the Party to perform in accordance with this Agreement at any other time, nor shall the waiver of any Party of a breach of a provision of this Agreement be held or taken to be a waiver of the provision itself.

     10.3 Severability. If any provision in this Agreement shall be found or be held to be invalid or unenforceable, then the meaning of said provision shall be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement which shall remain in full force and effect unless the severed provision is essential and material to the rights or benefits received by any party. In such event, the Parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly affects the Parties' intent in entering into this Agreement.

     10.4 Assignment. No Party may assign any rights or obligations hereunder without the prior express written Agreement of the other Parties. Any assignment in violation of this Section 9.4 shall be void. Subject to the above restrictions on assignment, this Agreement shall inure to the benefit of and bind the successors and assigns of the Parties.

     10.5 Relationship Between Parties. The Parties shall at all times and for all purposes be deemed to be independent contractors and neither Party, nor either Party's employees, representatives, subcontractors or agents, shall have the right or power to bind the other Party. This Agreement shall not itself create or be deemed to create a joint venture, partnership or similar association between the Parties or either Party's employees, subcontractors or agents.

     10.6 Compliance with Laws. Notwithstanding anything to the contrary contained herein, all rights and obligations of the Parties are subject to prior compliance with United States and foreign export regulations and such other United States and foreign laws and regulations as may be applicable. As between PPC-US and PPC-BVI, PPC-BVI shall pay for all costs and expenses incurred to obtain all necessary approvals required by the applicable agencies of the governments within the Territory. Upon request, PPC-US agrees to cooperate with PPC-BVI and provide reasonable assistance to PPC-BVI as reasonably necessary to obtain any required approvals.

     10.7 Governing Law and Jurisdiction. This Agreement shall be governed by the laws of the State of California, U.S.A., without reference to conflict of laws principles. The parties expressly disclaim and waive the application of the United Nations Convention on Contracts for the International Sale of Goods. All disputes arising out of this Agreement shall be subject to the exclusive jurisdiction and venue of the California State courts of San Francisco County (or, if there is exclusive federal jurisdiction, the United States District Court for the Northern District of California). Each Party hereby expressly consents to (i) the personal jurisdiction and venue of these courts, and (ii) service of process being effected by registered airmail sent to the address set forth above.

     10.8 Taxes. PPC-BVI agrees to bear and pay and indemnify PPC-US (on an after tax basis) one-half of the additional taxes or similar charges of any kind incurred by PPC-US attributable to grant of the exclusive right to conduct the Local Business in the Territory, including the license grants set forth in this Agreement, but only to the extent that PPC-BVI receives payment for such taxes and similar charges under Section 10.8 of that certain License Agreement dated on or about June 28, 2000 between PPC-BVI and PeoplePC UK, Ltd., a limited company organized under the laws of the United Kingdom.

     10.9 Entire Agreement; Amendments. This Agreement (and those referenced in the Recitals within this Agreement) contains the Parties' entire understanding with respect to the matters contained herein. There are no promises, covenants or undertakings other than those set forth herein, and neither Party is relying upon any representations or warranties except as set forth herein. This Agreement may not be modified except by an agreement in writing signed by all Parties.

     10.10 Headings; Counterparts. Headings to Sections of this Agreement are to facilitate reference only, do not form a part of this Agreement, and shall not in any way affect the interpretation hereof. This Agreement may be executed in two (2) or more U.S. English language counterparts or duplicate originals, all of which shall be regarded as one and the same instrument, and which shall be the official and governing version in the interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement.



PeoplePC, Inc.                        PeoplePC International (BVI), Ltd.

By:_____________________________      By:_________________________________

Name:___________________________      Name:_______________________________

Title:__________________________      Title:______________________________

                                   Exhibit A

                                   Territory



     The Territory shall consist of the geographical area currently consisting of the following countries:

Sweden, Finland, Norway (and Svalbard and Jan Mayen Islands), Iceland, Denmark and the Faroe Islands, Poland, Hungary, Czech Republic, Slovakia (Slovak Republic), Lithuania, Latvia, Estonia, Italy, Spain, Romania, Portugal and Madeira and the Azores, Greece, Bulgaria, Andorra, San Marino, Vatican City, Germany, United Kingdom, Republic of Ireland, France, Netherlands, Belgium, Austria, Switzerland, Luxembourg, Monaco, and Liechtenstein.

                                   Exhibit B

                               Fees and Payment


               To be amended to add fees and payment provisions.

                                   Exhibit B

                           Master Services Agreement

                           MASTER SERVICES AGREEMENT

     This Master Services Agreement (the "Agreement") is entered into as of this 11th day of July, 2000 by and among PeoplePC, Inc., a company organized under the laws of Delaware with principal offices at 100 Pine Street, Suite 1100, San Francisco, CA 94111 ("PPC-US"), PeoplePC (UK) Limited, a company organized under the laws of the United Kingdom ("PPC-UK"), PeoplePC BV, a Dutch corporation ("PPC-BV"), @viso Limited, a company organized under the laws of the United Kingdom ("@viso"), Vivendi S.A., a company organized under the laws of France ("Vivendi"), and Softbank Corp., a corporation organized under the laws of Japan ("Softbank") (each a "Party" and collectively the "Parties").

                                   RECITALS

     WHEREAS, PPC-US, PPC-BV, Olive Hill Investments NV, a company organized under the laws of the Netherlands Antilles, @viso, and Softbank Capital Partners LP, a Delaware limited partnership ("SBCP") are parties to a Shareholders Agreement dated June 30, 2000 ("Shareholders Agreement") for the purpose of continuity and stability of ownership of the PPC-BV and its subsidiary PPC-UK, to the extent and upon the terms and conditions set forth therein; and

     WHEREAS, PeoplePC International (BVI) Limited, a company organized under the laws of the British Virgin Islands ("PPC-BVI") (a subsidiary of PPC-US) and PPC-UK are parties to a License Agreement dated July 11, 2000 the ("License Agreement") whereby PPC-BVI licensed certain technology exclusively to PPC-UK; and

     WHEREAS, for the purpose of ensuring the orderly and effective operations of PPC-BV Entities (as defined below), (i) PPC-BV Entities desire to receive from PPC-US, @viso, Softbank and Vivendi, certain Operational Assistance (as defined below), (ii) PPC-BV Entities desire that PPC-US Entities (as defined below) perform certain services pursuant to contracts which PPC-BV Entities may enter into which require performance outside the Territory (as defined below) of which PPC-US Entities is uniquely capable of contracting for; and (iii) PPC-US Entities desire that PPC-BV Entities perform certain services pursuant to contracts PPC-US Entities may enter into which require performance within the Territory of which that PPC-BV Entity is uniquely capable of contracting for; and

     WHEREAS, in partial consideration for (i) PPC-US contributing its Operational Assistance for the benefit of PPC-BV Entities, (ii) Softbank and Vivendi using their best efforts to encourage their Majority-Owned Affiliates' cooperation for the benefit of PPC-BV Entities, and (iii) @viso contributing its Operational Assistance for the benefit of PPC-BV Entities, each of Softbank, @viso, and Vivendi, and PPC-US Entities shall not compete with the PPC-BV Entities in the Territory and the PPC-BV Entities shall not compete with PPC-US Entities outside of the Territory.

     NOW, THEREFORE, in consideration of these premises and the mutual covenants herein set forth, the Parties hereby agree as follows:

1.  DEFINITIONS.

    As used in this Agreement, the following terms shall have the meanings indicated:

    1.1 "Ancillary Agreements" means collectively the Shareholders Agreement and the License Agreement.

    1.2   "Contractor's Assistance" shall have the meaning set forth in
Section 2.3.

    1.3 "Derivative Work" shall have the meaning set forth in the License Agreement.

    1.4 "End User" means a customer which obtains a PeoplePC Solution for personal use and not for further distribution.

    1.5 "Equity Interests" means the ownership interests in any entity that are entitled to vote for the election of the board of directors or equivalent governing body. A percentage of the Equity Interests of any entity is measured by the proportion of the total votes that the holder is entitled to cast in the election of the board of directors or its equivalent.

    1.6 "European Brand" shall have the meaning set forth in the License Agreement.

    1.7 "European Technology" shall have the meaning set forth in the License Agreement.

    1.8 "Ex-Territory Brand" means any trademark, trade name, service mark, logo, or domain name on the World Wide Web (including without limitation, derivations of the PeoplePC Brand) developed for use, or registered, outside the Territory, the United States, and Canada.

    1.9   "Execution Services" shall have the meaning set forth in Section 2.2.

    1.10  "Operational Assistance" shall have the meaning set forth in Section
2.1.

    1.11 "Local Business" means and shall include the marketing, operation and provision (directly or through third parties) of PeoplePC Solutions to End Users located within a specific country or region within the Territory.

    1.12 "Majority-Owned Affiliate" means any person or entity which controls, or is controlled by or under common control with, the affiliated party where "control" means direct or indirect ownership of more than fifty percent (50%) of the Equity Interests.

    1.13 "PeoplePC Brand" shall have the meaning set forth in the License Agreement.

    1.14 "PPC-BV Entities" means PPC-BV and its wholly owned subsidiaries, including PPC-UK.

    1.15 "PPC-US Entities" means PPC-US and its Majority-Owned Affiliates (excluding only PPC-BV Entities).

        1.16 "PeoplePC Solution" means those Products provided to End Users directly or indirectly under the PeoplePC Brand, European Brand, or Ex-Territory Brand, now or in the future.

        1.17 "Products" means the marketing, provision and distribution (directly or indirectly) of any combination two or more of the following goods and services to consumers: (i) Internet access, including e-mail, (ii) computer hardware (excluding any other Internet appliance such as set top box or pda), and (iii) membership privileges including the right to purchase certain third party supplied goods and services.

        1.18  "Providing Party" means a Party providing Services hereunder.

        1.19  "Receiving Party" means a Party receiving Services hereunder.

        1.20 "Services" shall mean Operational Assistance, Execution Services or Contractor's Assistance.

        1.21  "Territory" means Europe as further defined in Exhibit A hereto.

2.  SERVICES.

        2.1 Operational Assistance. PPC-US and @viso shall provide the services set forth in Section 2.1.1 and 2.1.2 ("Operational Assistance"):

             2.1.1 Subject to the terms and conditions herein, PPC-US at its own expense (except as set forth in Section 3.1) will provide incubation services to assist PPC-BV Entities to implement the PeoplePC Solution in the Territory, including, but not limited to, reasonable technical support of the PeoplePC Technology (as defined in the License Agreement) necessary and appropriate to launch PPC Technology in the Territory.

             2.1.2 Subject to the terms and conditions herein, @viso at its own expense (except as set forth in Section 3.1) shall assist in the establishment of the Local Business in all regions of the Territory, and in particular, shall contribute significant time, resources, operational, recruiting and administrative support, including without limitation, support for the execution of the PeoplePC Solutions in the Territory in accordance with agreements between PPC-US and each of Ford and Delta.

             2.1.3 Neither Softbank, Vivendi, nor @viso shall have the authority to make any commitments whatsoever on behalf of PPC-BV Entities, as agent or otherwise, nor to bind any PPC-BV Entity in any respect by virtue of this Agreement. Without limiting the foregoing, neither Softbank, Vivendi, nor @viso shall have the authority to enter into contracts with customers or suppliers on behalf of PPC-BV Entities by virtue of this Agreement.

        2.2 Responsibilities and Execution Services. Each of PPC-US and PPC-BV shall be responsible for the operation of its business within its respective territory, including without limitation all marketing and advertising, administrative, financial and legal functions, Buyer's Club merchant and membership, customer product and service procurement, customer service and product and service fulfillment, and Internet presence and back-end. The Parties acknowledge that, from time to time, the PPC-BV Entities or PPC-US Entities, may enter into agreements with third parties that require the PeoplePC Solution to be implemented outside the respective territories in which such PeoplePC entities are licensed. Accordingly each of PPC-US and PPC-BVI agrees to provide the following services ("Execution Services"):

             2.2.1 Subject to the terms and conditions herein and in partial consideration for the covenant in Section 2.2.2, PPC-BV Entities agree that, for contracts which include the provision and/or implementation of PPC Solutions to End Users outside the Territory, PPC-BV Entities or the appropriate third party will contract with PPC-US Entities to have the sole right to perform such Execution Services. PPC-Entities shall have no right to provide or implement the PeoplePC Solutions to End Users outside of the Territory.

             2.2.2 Subject to the terms and conditions herein and in partial consideration for the covenant of PPC-UK in Section 2.2.1, PPC-US Entities agree that, for contracts which include the provision and/or implementation of PPC Solution to End Users within the Territory, PPC-US Entities or the appropriate third party will contract with PPC-BV Entities to have the sole right to perform such to perform such Execution Services. PPC-US Entities shall have no right to provide or implement the PeoplePC Solutions to End Users within the Territory without the prior written permission of PPC-BV.

        2.3 Contractor's Assistance. Subject to the terms and conditions herein including without limitation the payment of Contracting Costs (as defined in Exhibit B), a Contracting Entity (as defined in Exhibit B) shall upon the request of a Fulfilling Entity (as defined in Exhibit B), provide reasonable assistance to a Fulfilling Entity in connection with the fulfillment of obligations under a Supply Contract (as defined in Exhibit B). Each PPC-US and PPC-BV acknowledge and agree that PPC-US shall provide Contractor's Assistance to PPC-BV Entities in connection with the fulfillment of obligations under PPC-US's Supply Contract with Ford and PPC-US's Supply Contract with Delta.

        2.4 Subcontractors. Subject to the terms and conditions of this Agreement and the Ancillary Agreements, PPC-US and PPC-BV may engage subcontractors to perform all or any portion of its Execution Services or Contractor's Assistance under this Agreement provided that any such subcontractor agrees in writing to be bound by confidentiality obligations at least as protective as the terms of this Agreement regarding confidentiality, agrees to such other applicable obligations that may be set forth in the Ancillary Agreements, and provided further that the Party remains responsible for the performance of such subcontractor. As used in this Agreement, "subcontractor" will mean any individual, partnership, corporation, firm, association, unincorporated organization, joint venture, trust or other entity engaged to perform hereunder.

        2.5 Impracticability. No Party shall be required to provide Services to the extent the performance of such Service becomes "Impracticable" as a result of a cause or causes outside the reasonable control of such Party including unfeasible technological requirements, or to the extent the performance of such Services would require such Party to violate any applicable laws, rules or regulations or would result in the breach of any confidentiality or non-disclosure obligations, software license or other applicable contract.

        2.6 Performance. Subject the terms and conditions of this Agreement, each Party shall maintain sufficient resources to perform its obligations hereunder. Specific performance metrics for a specific service may be separately agreed to by the Parties. Where none is set forth, a Party providing Services hereunder shall exercise the same care and skill as it exercises in performing similar services for itself. The Party benefiting from such Services shall provide sufficient resources and timely decisions, approvals and acceptances in order that the Party providing the Services may accomplish its obligations hereunder in a timely manner.

        2.7 Responsibility For Errors; Delays. A Providing Party's sole responsibility to a Receiving Party with respect to Services is as follows:

             2.7.1 for errors or omissions in such Services, shall be to furnish correct information, payment and/or adjustment in such Services, at no additional cost or expense; provided, the Receiving Party must promptly advise the Providing Party of any such error or omission of which it becomes aware after having used reasonable efforts to detect any such errors or omissions in accordance with the standard of care set forth in Section 2.6; and

             2.7.2 for failure to deliver any Service because of Impracticability shall be to use reasonable efforts, subject to Section 2.5, to make the Services available and/or to resume performing the Services as promptly as reasonably practicable.

        2.8 Good Faith Cooperation; Consents. The Parties will use good faith efforts to cooperate with each other in all matters relating to the provision and receipt of Services. Such cooperation shall include exchanging information, performing true-ups and adjustments, and obtaining all third party consents, licenses, sublicenses or approvals necessary to permit each Party to perform its obligations hereunder. Unless separately agreed to by a Receiving Party and a Providing Party, the costs of obtaining such third party consents, licenses, sublicenses or approvals shall be borne by the Receiving Party for the relevant Services. The Parties will maintain in accordance with their standard document retention procedures, documentation supporting the information relevant to cost calculations and cooperate with each other in making such information available as needed in the event of a tax audit, whether in the United States or any other country.

        2.9 Alternatives. If a Providing Party reasonably believes it is unable to provide a Service because of a failure to obtain necessary consents, licenses, sublicenses or approvals pursuant to Section 2.8 or because of Impracticability, the Providing and Receiving Parties shall cooperate to determine the best alternative approach. Until such alternative approach is found or the problem otherwise resolved to the satisfaction of such Parties, the Providing Party shall use reasonable efforts, subject to Section 2.5, to continue providing the Service. To the extent an agreed upon alternative approach requires payment above and beyond that which is included in the Providing

Party's charge for the Service in question, the Parties shall share equally in making any such payment unless they otherwise agree in writing.

        2.10 No Agency. The relationships established by this Agreement are those of independent contractors, and nothing contained in this Agreement shall be construed to (i) give any Party hereto the power to direct and control the day-to-day activities of another; (ii) constitute the Parties as partners, joint venturers, principal and agent, employer and employee, co-owners, or otherwise as participants in a joint undertaking; or (iii) allow any Party to create or assume any obligation on behalf of another Party for any purpose whatsoever.

        2.11 Intellectual Property. This Agreement and the performance of this Agreement will not affect the ownership of any intellectual property rights allocated in the Ancillary Agreements and ownership of any technology or intellectual property rights created by virtue of the performance of the Services hereunder shall be determined by such Ancillary Agreements. No Party will gain, by virtue of this Agreement, any rights of ownership of copyrights, patents, trade secrets, proprietary know-how, trademarks or any other intellectual property rights owned by the other.

        2.12  Exclusivity.

              2.12.1 In partial consideration for the provision and disclosure of Confidential Information (as defined in Section 6) hereunder and in the Ancillary Agreements, as well as for the disclosure of proprietary information inherent in the Operational Assistance, PPC-BV Entities, PPC-US Entities, Softbank, @viso, and Vivendi agree that each of Softbank, @viso, and Vivendi (and their respective Majority-Owned Affiliates), and PPC-US Entities shall not compete with the PPC-BV Entities in the Territory; provided, however, this covenant (i) shall not prevent Softbank or Vivendi or their respective Majority-Owned Affiliates from competing with PPC-BV Entities in the Territory for Internet access (including e-mail) either directly or indirectly through the development, marketing, maintenance and provision of horizontal or vertical portals and (ii) in the case of Majority-Owned Affiliates of Softbank, shall apply only where the competing operations are a principal business of such Affiliate and consist of providing personal computers to persons residing in the Territory based on a model of doing business in which (a) payment for the personal computer can be made on an installment basis, or payment for the personal computer (in whole or part) is made by an employer for the benefit of its employee, and (b) the total price of the personal computer is reduced by the inclusion of advertising subscription or other services that generate revenue to the PPC-BV Entities.

              2.12.2 In partial consideration for the provision and disclosure of Confidential Information (as defined in Section 6) hereunder and in the Ancillary Agreements, as well as for the disclosure of proprietary information inherent in the Execution Services, PPC-BV Entities and PPC-US Entities agree that outside the Territory, PPC-BV Entities will not offer, either themselves, in conjunction with a third party, or on behalf of a third party, Products outside the Territory.

              2.12.3 The Parties hereto agree that, if any court of competent jurisdiction in a final non-appealable judgment, or other binding public authority, determines that the time period, a specified geographical area, specified business limitation or any other relevant feature of this Section 2.12 is unreasonable, arbitrary or against public policy, then a lesser time period, geographical area, business limitation or other relevant feature which is determined to be reasonable, not arbitrary and not against public policy may be enforced against the applicable Party.

3.  FEES.

         3.1 Fees. Each Party's fee for performing the Execution Services and Contractor's Assistance shall be the service fee computed in accordance with Exhibit B ("Service Fees"). The Operational Assistance shall be provided at no additional cost to the PPC-BV Entities, except that PPC-US and @viso shall upon approval of the PPC-BV Board of Directors, be promptly reimbursed by PPC-BV for the actual third party costs incurred by PPC-US and/or @viso for the provision of Operational Assistance under this Agreement.

         3.2 Manner of Payment. Payment of the Service Fee shall be made directly to the Providing Party or to such bank as is designated by the Providing Party, and shall be made in strict compliance with all applicable governmental regulations and rulings, including the withholding of any taxes required by law.

         3.3 Time of Payment. A Providing Party performing Execution Services and Contractor's Assistance hereunder shall submit to the Receiving Party monthly estimates of the Service Fees due and payable under the terms of this Agreement. Such estimate shall be submitted at the end of each month. Any estimated Service Fee shall be due and payable fifteen (15) days after the end of each month during the term of this Agreement in which Services are performed in either U.S. Dollars or a local currency as specified by such Providing Party. To the extent not otherwise prohibited under applicable local law, amounts owed pursuant to this Section 3 may be offset or netted against other indebtedness among the Receiving and Providing Parties. Estimated payments made pursuant to this Section 3.3 shall be an advance payment of the amount ultimately determined to be payable under this Agreement for a fiscal quarter. Any estimated monthly payment made later than fifteen (15) days after it is due shall incur interest at the minimum applicable federal rate required under United States federal income tax laws.

         3.4 Quarterly Reports and Payments. Within thirty (30) days after the end of each of its fiscal quarters, commencing with the first such fiscal quarter following the execution of this Agreement and continuing throughout the term of this Agreement, each Providing Party shall submit to each other Receiving Party for which Execution Services or Contractor's Assistance were performed a report certified by a responsible officer showing the Service Fee due and payable by such Receiving Party for such fiscal quarter under the terms of this Agreement and including the specific data used to calculate such Service Fee. Each Party will maintain adequate books and records and other support for the costs incurred in the performance of its duties hereunder. Each Receiving Party to which a quarterly report is required to be submitted shall have the right to inspect the books and records of the Providing Party required to submit such report for purpose of verifying the accuracy of the Service Fee, which right of inspection may be exercised through duly appointed agents on reasonable advance notice during ordinary business hours. To the extent that the estimated monthly payments made by one Receiving Party to a Providing Party under Section
3.3 are more or less than the Service Fee shown to be due and payable in the applicable quarterly report, the difference shall be paid to the Party to whom it is owed within fifteen (15) days. Any additional payment owing under this Section that is made later than fifteen (15) days after it is due shall incur interest at the minimum applicable federal rate required under United States federal income tax laws.

4.  TERM AND TERMINATION.

         4.1 Term. This Agreement shall continue in force from the date hereof until such time as the License Agreement terminates, unless terminated earlier under the provisions of this Section 4.

         4.2 Termination for Convenience. This Agreement may be terminated by mutual written agreement of all Parties, for any reason or no reason.

         4.3 Immediate Termination Upon Notice for Change in Control or Substantial Encumbrance. In the event that the direct or indirect ownership of PPC-BV undergoes a change in control so that PPC-BVI and its Majority-Owned Affiliates ceases to hold a majority Equity Interest in PPC-BV, or in the event that a substantial portion of PPC-BV's assets or the conduct of PPC-BV's business shall be substantially encumbered by extraordinary governmental action or by operation of law, PPC-BVI may, at its option, terminate this Agreement effective immediately and without compensation upon written notice given to PPC-BV.

         4.4 Termination of Certain Obligations upon Reduction of Ownership Interest. In the event that the aggregate ownership interest of Softbank, Vivendi and @viso is reduced to below 10% of the Equity Interest in PPC-BV, the respective obligations of Softbank Vivendi and @viso under Sections 2 and 8 hereof shall terminate automatically. In the event that the aggregate ownership interest of PPC-US Entities is reduced to below 10% of the Equity Interest in PPC-BV, the respective obligations of PPC-US Entities under Sections 2.12 hereof shall terminate automatically.

         4.5 Termination After Failure to Cure for Failure of Performance. If @viso, Vivendi or Softbank shall fail to perform any of its material obligations contained in this Agreement and shall fail to cure such default within sixty
(60) days after receipt of a notice from the PPC-US or PPC-BV, the Party giving notice shall have the right to terminate this Agreement immediately and without compensation by giving written notice to all Parties. If PPC-US shall fail to perform any of its material obligations contained in this Agreement and shall fail to cure such default within sixty (60) days after receipt of a notice from @viso, Vivendi or Softbank, the Party giving notice shall have the right to terminate this Agreement immediately and without compensation by giving written notice to all Parties.

         4.6 Cross-Termination with License Agreement. In the event of termination of the License Agreement due to the material default of BV in accordance with Section 8 of the License Agreement, PPC-US shall have the right to terminate this Agreement immediately and without compensation by giving written notice to all Parties.

         4.7 Effect of Termination. Upon termination of this Agreement, each Party shall diligently cooperate with the others to effect a smooth and orderly transition. The provisions of Sections 1, 4, 5, 6 and 8 (excluding only
Section 8.8 and 8.9) and any payment obligations accrued as of the effective date of termination shall survive the termination of this Agreement for any reason. All other rights and obligations of the Parties shall cease upon termination of this Agreement.

5.  LIMITATION ON LIABILITY; INDEMNIFICATION.

         5.1 IN NO EVENT SHALL ANY PARTY BE LIABLE HEREUNDER TO ANY OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR INDIRECT DAMAGES HOWEVER CAUSED, ON ANY THEORY OF LIABILITY, AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

         5.2 Indemnification. Each Party which performs Services on behalf of another Party hereunder shall be solely responsible for, and shall indemnify and hold the other Parties free and harmless from, any and all claims, damages or lawsuits (including attorneys' fees) arising out of its acts or the acts of its employees or its agents. In the event of termination by any Party in accordance with any of the provisions of this Agreement, no Party shall be liable to any other because of such termination for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, investments, leases or commitments in connection with the business or goodwill of any Party.

6.  CONFIDENTIALITY.

         6.1 Obligations. The Parties acknowledge that, from time to time, one Party (the "Disclosing Party") may disclose to the other Party (the "Receiving Party") information which is marked as "proprietary" or "confidential" or which would, under the circumstances, be understood by a reasonable person to be proprietary and nonpublic ("Confidential Information"). Confidential Information includes without limitation, information relating to the business of marketing and providing PeoplePC Solutions to customers. Each Receiving Party shall retain such Confidential Information in confidence and shall not disclose it to any third party without the Disclosing Party's written consent, or use it except as permitted under this Agreement. Each Party shall use at least the same procedures and degree of care which it uses to protect its own Confidential Information of like importance, and in no event less than reasonable care.

         6.2 Exceptions. Notwithstanding the foregoing, Confidential Information will not include information to the extent that:

         a. such information was already known by a Receiving Party without an obligation of confidentiality at the time of disclosure hereunder;

         b. was generally available to the public at the time of its disclosure to a Receiving Party hereunder;

         c. became generally available to the public after its disclosure other than through an act or omission of a Receiving Party in breach of this Agreement; or

         d. was subsequently lawfully and independently disclosed to a Receiving Party by a person other than Disclosing Party.

         6.3 Permitted Disclosure. The Receiving Party may disclose the other Party's Confidential Information to the extent such disclosure is required by order or requirement of a court or other governmental body, but only if the Receiving Party provides prompt notice thereof to the Disclosing Party to enable the Disclosing Party to seek a protective order or otherwise prevent or restrict such disclosure, and Receiving Party shall provide all such reasonable assistance to Disclosing Party, at Disclosing Party's expense with respect to Disclosing Party's efforts to seek such protective order or otherwise prevent or restrict such disclosure.

         6.4 Remedies. Unauthorized use by any Party of Confidential Information provided to it by another Party hereunder will diminish the value to the other Party of such information. Therefore, if a Party breaches any of its obligations with respect to confidentiality and unauthorized use of Confidential Information of another Party hereunder, the other Party shall be entitled to equitable relief to protect its interest therein, including but not limited to injunctive relief, as well as money damages.

         6.6 Return of Confidential Information. On the termination of this Agreement, each Party shall return to each of the other Parties all records, notes and other documents and materials that contain or embody any of such other Party's Confidential Information in its possession as of the effective date of termination.

7.  WARRANTY.

         7.1 Limited Service Warranty. Each Party agrees to perform its Service obligations in a professional and workmanlike manner.

         7.2 Authority. Each Party represents and warrants to the other Parties that (i) it is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) it has full right, power and authority to enter into this Agreement and to perform all of its obligation hereunder; (iii) this Agreement constitutes its valid and binding obligation, enforceable against it in accordance with its terms; and (iv) its execution, delivery and performance of this Agreement will not result in a breach of any material agreement or understanding to which it is a party or by which it or any of its material properties may be bound.

         7.3 DISCLAIMER. EXCEPT FOR THE EXPRESS WARRANTIES IN THIS SECTION 7, EACH PARTY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, BUSINESS CONTINUITY, NON-INFRINGEMENT OR FITNESS FOR

A PARTICULAR PURPOSE, WITH RESPECT TO THE SERVICES PROVIDED BY IT HEREUNDER.

8.  GENERAL PROVISIONS.

         8.1 Notices. All notices called for under this Agreement shall be made in writing and shall be sent by personal delivery or by recognized international express courier service, confirmation of receipt requested, addressed to the Parties at its address set forth below.

                              If to PPC-US:
                              PeoplePC, Inc.
                              100 Pine Street, Suite 1100
                              San Franciso, CA 94111
                              Attn:  General Counsel
                              Telefax: (650) 493-6811

          With a copy to:     Wilson Sonsini Goodrich & Rosati
                              650 Page Mill Road
                              Palo Alto, CA 94304-1050
                              Attn:  Selwyn Goldberg
                              Telefax: (650) 493-6811

          If to PPC-UK        PeoplePC (UK) Limited
                              12 Plumtree Court
                              London C4A 4HT
                              Attn: General Counsel

          If to PPC-BV        PeoplePC BV
                              c/o Insinger Equity
                              De Boelelaan 7 Officia I,
                              1083 HJ, Amsterdam
                              Attn: General Counsel

          If to @viso:        @viso Limited
                                    c/o Macfarlanes
                              10 Norwich Street
                              London EC4A 1BD
                              England
                              Attention:  Charles Martin
                                          Telephone:  44-207-831-9222
                                          Fax:        44-207-831-9607

             With a copy to:  Sullivan & Cromwell
                              125 Broad Street

                              New York, NY 10004  USA
                              Attention:  Stephen A. Grant, Esq.
                                          Telephone:  212-558-3504
                                          Fax:        212-558-3588

 Notice Address for Vivendi              [to be provided by Vivendi
                                         within 10 days of the Effective Date]

 Notice Address for Softbank             [to be provided by Softbank
                                         within 10 days of the Effective Date]

   All notices shall be deemed given or made (y) on the date delivered if delivered personally, by courier or otherwise, or (z) on the third business day after it is mailed, in all cases to the addressee at the above address or such other address as may from time to time be designated to the Parties in writing.

           8.2 Relationship Between Parties. The Parties shall at all times and for all purposes be deemed to be independent contractors and neither Party, nor either Party's employees, representatives, subcontractors or agents, shall have the right or power to bind the other Party. This Agreement shall not itself create or be deemed to create a joint venture, partnership or similar association between the Parties or either Party's employees, subcontractors or agents.

           8.3 Compliance with Laws. Notwithstanding anything to the contrary contained herein, all rights and obligations of the Parties are subject to prior compliance with United States and foreign export regulations and such other United States and foreign laws and regulations as may be applicable.

           8.4 Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of California, United States of America, and the United Nations Convention on Contracts for the International Sale of Goods shall not apply. All disputes arising out of this Agreement shall be subject to the exclusive jurisdiction and venue of the California State courts of San Francisco County, California (or, if there is exclusive federal jurisdiction, the United States District Court for the Northern District of California). Each Party hereby expressly consents to (i) the personal jurisdiction and venue of these courts, and (ii) service of process being effected by registered airmail sent to the address set forth above.

           8.5 Non-Waiver. The failure of any Party at any time to require performance by another party of any provision hereof shall not affect in any way, or act as a waiver of, the right to require the Party to perform in accordance with this Agreement at any other time, nor shall the waiver of any Party of a breach of a provision of this Agreement be held or taken to be a waiver of the provision itself.

           8.6 Severability. If any provision in this Agreement shall be found or be held to be invalid or unenforceable, then the meaning of said provision shall be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement which shall remain in full force and effect unless the severed provision is essential and material to the rights or benefits received by any Party. In such event, the Parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly affects the Parties' intent in entering into this Agreement.

           8.7 Assignment. No Party shall assign this Agreement in whole or in part, without the prior written consent of the other Parties, which shall not be unreasonably withheld. Any attempted assignment not having such consent shall be void and without effect. Subject to the foregoing, this Agreement will bind and inure to the benefit of the Parties, their respective successors and permitted assigns.

           8.8 Majority-Owned Affiliate Cooperation. Softbank and Vivendi will use their best efforts to encourage their Majority-Owned Affiliates to do business and otherwise cooperate with the PPC-BV Entities to establish and grow the Local Business in the Territory where there are synergies and mutual benefits. PPC-BV Entities will discuss with Vivendi in good faith the possibility of doing business and otherwise cooperating with Vizzavi (an affiliated company of Vivendi to be incorporated) where there are synergies and mutual benefits.

           8.9 Supply Contract. Vivendi agrees that as of, and for the two months from the Closing Date (as defined in Shareholders Agreement), it shall cease any ongoing discussions and not enter into any new agreements or discussions with vendors of corporate connectivity or similar programs other than PPC-BV Entities.

           8.10 Entire Agreement; Amendments. This Agreement (and those referenced in the Recitals within this Agreement) contains the Parties' entire understanding with respect to the matters contained herein. There are no promises, covenants or undertakings other than those set forth herein, and neither Party is relying upon any representations or warranties except as set forth herein. This Agreement may not be modified except by an agreement in writing signed by all Parties.

           8.11 Headings; Counterparts. Headings to Sections of this Agreement are to facilitate reference only, do not form a part of this Agreement, and shall not in any way affect the interpretation hereof. This Agreement may be executed in two (2) or more U.S. English language counterparts or duplicate originals, all of which shall be regarded as one and the same instrument, and which shall be the official and governing version in the interpretation of this Agreement.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be effective as of the date first above written.


PeoplePC (UK) Limited                 PeoplePC, Inc.

By: __________________________        By: _______________________________

Name: ________________________        Name: _____________________________

Title: _______________________        Title: ____________________________


PeoplePC BV                           @viso, Limited

By: __________________________        By: _______________________________

Name: ________________________        Name: _____________________________

Title: _______________________        Title: ____________________________


Softbank Corp.                        Vivendi, S.A.

By: __________________________        By: _______________________________

Name: ________________________        Name: _____________________________

Title: _______________________        Title: ____________________________

                                   Exhibit A

                                   Territory



The Territory shall consist of the geographical area currently consisting of the following countries:

Sweden, Finland, Norway (and Svalbard and Jan Mayen Islands), Iceland, Denmark and the Faroe Islands, Poland, Hungary, Czech Republic, Slovakia (Slovak Republic), Lithuania, Latvia, Estonia, Italy, Spain, Romania, Portugal and Madeira and the Azores, Greece, Bulgaria, Andorra, San Marino, Vatican City, Germany, United Kingdom, Republic of Ireland, France, Netherlands, Belgium, Austria, Switzerland, Luxembourg, Monaco, and Liechtenstein.

                                   Exhibit B

                                 Service Fees

1.  Additional Definitions:

       1.1 "Contracting Costs" means all necessary and reasonable direct costs which a Contracting Entity incurs in connection with the negotiation and execution of a Supply Contract including, without limitation, the appropriate portion of its occupancy costs, employee salaries, overhead, insurance, depreciation, legal fees and charges, travel expenses, and other professional fees, plus five percent (5 %) of such costs.

       1.2 "Contracting Entity" shall mean the PeoplePC Entity which contracted in the first instance with a Third Party to provide or market the PeoplePC Solutions to the Eligible Employees of such Third Party so that they become PeoplePC Members.

       1.3 "Eligible Employees" shall mean those individual employees or members of a Third Party who qualify for the provision of a PeoplePC Solution under the terms of a Supply Contract with such Third Party.

       1.4 "Fulfilling Entity" shall mean the PeoplePC Entity which is obligated to market or provide PeoplePC Solutions to the Eligible Employees and PeoplePC Members located within its the territory that such PPC Entity is licensed or authorized to conduct the Local Business.

       1.5 "Membership Agreements" means the agreement(s) which provide(s) for the terms and conditions of use and obligations of membership between a PeoplePC Entity and a user of goods and/or services provided by a PeoplePC Entity.

       1.6 "PeoplePC Entity" means an entity that is an Majority-Owned Affiliate of PeoplePC and has the right to conduct certain PeoplePC business activities within a defined Territory.

       1.7 "PeoplePC Member" means those individuals which enter into Membership Agreements for the provision of certain goods and/or services by a PeoplePC Entity.

       1.8 "PeoplePC Solution Fees" means those fees due and owing to PeoplePC Entity for the provision of PeoplePC Solutions to Eligible Employees and PeoplePC Members as set forth in a Supply Contract.

       1.9 "Supply Contract" shall mean an agreement or arrangement entered into between a Contracting Entity and Third Party relating to the provision and/or marketing of PeoplePC Solutions to Eligible Employees so that they may become PeoplePC Members.

       1.10 "Third Party" means a corporate or other organizational entity that enters into a Supply Contract.

2. Fees. Each Fulfilling Entity shall solely bear all of costs incurred in connection with the provision and marketing of PeoplePC Solutions to Eligible Employees and PeoplePC Members located within its respective Territory.

       2.1 Fees to a Fulfilling Entity. In the event a Contracting Entity enters into a Supply Contract which provides for the distribution or marketing of PeoplePC Solutions within the Territory of one or more other Fulfilling Entities, each Fulfilling Entity shall fulfill such contractual obligations as applicable in their respective Territory, and each Fulfilling Entity shall be compensated in the amount set forth under such Supply Contract for the provision of PeoplePC Solutions to PeoplePC Members located within its respective Territory. Each Fulfilling Entity shall be entitled to retain all such other revenue generated by such PeoplePC Members as a result of additional goods and service provided to such PeoplePC Member by or through such Fulfilling Entity, including without limitation any Buyer's Club revenues, but in all cases subject to the terms of the applicable Supply Contract which may provide for the payment certain fees to the third party which entered into the Supply Agreement.

       2.2 Fees to a Contracting Entity. A Fulfilling Entity shall pay to a Contracting Entity a commission which equals U.S. $100 for each PeoplePC Member which a Fulfilling Entity acquires as a result of a Supply Agreement entered into by a Contracting Entity. In addition, within sixty (60) days of the date time a Supply Contract is entered into, a Contracting Party shall provide to a Fulfilling Entity a good faith estimate of (1) the proportion of potential Eligible Employees located within a Fulfilling Entity's Territory, (2) the Contracting Costs attributable to such Supply Agreement, and (3) that proportion of the Contacting Entity's Contracting Costs attributable to those PeoplePC Members located within such Fulfilling Entity's Territory acquired as a result of the Supply Agreement entered into by a Contracting Entity ("Local Contract Costs"). The Fulfilling Entity shall reimburse the Contracting Entity the Local Contract Costs. The Fulfilling Entity and the Contracting Entity may alter the fees paid under this Section 2.2 upon written mutual agreement.

       2.3 Other Costs or Payments. Except as expressly set forth in any writing or agreement between the PeoplePC Entities, the PeoplePC Entities shall retain any fees directly obtained from a PeoplePC Member and shall bear all costs incurred in connection with the operation of its business within its respective Territory.

3. PPC Member Transfers. In the event a PeoplePC Member after receipt of its PeoplePC Solution relocates from the Territory of one PeoplePC Entity to another territory, no fees shall be due to the new Fulfilling Entity to the Contracting Entity and vice versa.

                                   Exhibit C

                            Articles of Association

                              TRANSLATION OF THE
                         -----------------------------
                          ARTICLES OF ASSOCIATION OF
                          ---------------------------
                                 PeoplePC N.V.
                                 -------------

Name. Corporate seat.
Article 1.
The name of the company is: PeoplePC N.V.
Its corporate seat is in Amsterdam.
Objects.
Article 2.

The objects of the company are to provide bundled hardware, software, and internet access packages to individuals or companies as well as to participate in, to take an interest in any other way in, to conduct the management of and to finance other companies and business enterprises of whatever nature, to take up and to make loans, to provide securities, including securities for debts of others, and finally all activities which are incidental to or which may be conducive to any of the foregoing.

Share capital and shares.
Article 3.

3.1. a. The authorised share capital of the company amounts to fifty million Euro (EUR 50,000,000). It is divided into:

          - fifty million (50,000,000) Class A common shares with a par value of ten euro cent (EUR 0,10) each;

          - one hundred million (100,000,000) Class B common shares with a par value of thirty euro cent (EUR 0,30) each;

          - one hundred million (100,000,000) Series A preferred shares with a par value of ten euro cent (EUR 0,10) each;

          - fifty million (50,000,000) Series B preferred shares with a par value of ten euro cent (EUR 0,10) each.

      b. The Class A common shares, the Class B common shares, the Series A preferred shares and the Series B preferred shares shall entitle its holders to the rights and obligations set forth in these articles of association as well as to the rights and obligations set forth in the Shareholders Agreement, dated as of the _________ day of June, two thousand, as such agreement shall be amended from time to time, by and among the company and the other parties named therein as well as such other parties which may become a party thereto after the above date, such agreement referred to herein as the "Shareholders Agreement", and such rights and obligations including, but not limited to, any conversion rights, redemption rights and preferred rights to distributions as set forth therein and in these articles of association.

      c. Whenever in these articles of association reference is made to the term "share" this shall be deemed a reference to a Class A common share, a Class B common share, a Series A preferred share and a Series B preferred share, and whenever a reference is made to a "shareholder" this shall be deemed a reference to a holder of a Class A common share, a holder of a Class B common share, a holder of a Series A preferred share and a holder of a Series B preferred share, unless explicitly stated otherwise. Whenever in these articles of association reference is made to the term "preferred shares" this shall be deemed a reference to Series A preferred shares and Series B preferred shares. Whenever in these articles of association reference is made to the term "common shares" this shall be deemed a reference to Class A common shares and Class B common shares.

      d. Every time a share of a particular class is converted into a share of another class, in accordance with the provisions of these articles of association, the number of shares of the authorized share capital in the form of such class to be converted shall be decreased with such number of converted shares, simultaneously with an increase of the number of shares of the class in which such shares are converted.

      e. An amendment to the number of shares of a particular class in which the authorised share capital is divided, shall be filed with the trade register, within eight (8) days after such amendment.

3.2. a. The shares shall be issued in registered form only. Share certificates can be issued.

          If share certificates have been issued for shares, the transfer of a share requires delivery upon the company of the corresponding share certificate. The company may acknowledge the transfer by way of making an annotation on such share certificate evidencing the acknowledgement.

      b.  The shares shall be numbered as follows:

          (i)   the Class A common shares from A1 onwards;

          (ii)  the Class B common shares from B1 onwards;

          (iii) the Series A preferred shares from Pref A1 onwards; and

          (iv)  the Series B preferred shares from Pref B1 onwards.

3.3. In respect of the subscription for or acquisition of shares in its share capital or depositary receipts for shares by other persons, the company may not grant loans, grant security rights, give a guarantee as to the price of the shares, grant guarantees in any other manner, or bind itself either jointly or severally in addition to or for other persons.

Issue of shares.
Article 4.

4.1. The general meeting of shareholders hereinafter referred to as the general meeting, may resolve that further shares be issued. The general meeting can designate another corporate body to this effect for a fixed period not exceeding five years. For such a resolution a majority of at least two/thirds of the votes shall be required, if less than half of the issued share capital is present or represented at the meeting. As long as the designation is in force, the general meeting can not decide on a share issue. The general meeting, or as the case may be, the corporate body designated by the general meeting, shall determine the price and further terms and conditions of the issue, with due observance of the provisions otherwise relevant thereto in these articles of association.

4.2. If and when another corporate body is designated to resolve upon the issuance of shares, the number of shares which it shall be authorised to issue shall be determined. In addition, the period during which such designation shall remain in full force and effect, shall be stipulated. A designation may not exceed a period of five (5) years. The designation can from time to time be extended for a period not exceeding five (5) years in each case. Unless such designation provides otherwise, it may not be withdrawn.

4.3. A valid resolution of the general meeting to issue or to make a designation shall require a prior or simultaneous resolution of approval by each group of shareholders of the same class whose rights are prejudiced by the issue.

4.4. Within eight days after a resolution of the general meeting to issue shares or to make a designation, the board of directors shall deposit the full text thereof at the office of the trade register.

4.5. The provisions of the paragraphs 1 to 4 inclusive shall be of corresponding application to the granting of rights to subscribe for shares, but shall not apply to the issue of shares to a person exercising a previously acquired right to subscribe for shares.

4.6. Within eight days after each issue of shares, the board of directors shall file a statement to that effect at the trade register disclosing the number and class of the issued shares.

4.7. Shares shall be issued by notarial deed, in accordance with the provisions set out in section 2:86 of the Civil Code.

Payment for shares.
Article 5.

5.1.  Class A common shares shall only be issued against payment in full.

5.2. At the time of issuance, at least twenty five per cent shall be paid upon the Class B common shares, upon the Series A preferred shares and upon the Series B preferred shares. Further payments shall be made within one month after the board of directors shall have requested such payments in writing from the shareholders.

5.3. Payment must be made in cash, provided that no alternative contribution has been agreed.

5.4. Payment in cash may be made in a foreign currency, subject to the company's consent.

Pre-emption rights.
Article 6.

6.1. Upon issue of shares, each shareholder shall have a pre-emption right in proportion to the aggregate amount of his shares, subject to the provisions of paragraph 2.

6.2. a. Should a shareholder who is entitled to a pre-emption right not or not fully exercise such right, the remaining shareholders shall be similarly entitled to pre-emption rights in respect of those shares which have not been claimed.

      b. If the latter collectively do not or do not fully exercise their pre-emption rights either, then the general meeting, or as the case may be, the corporate body designated by the general meeting pursuant to article 4, shall be free to decide to whom the shares which have not been claimed shall be issued.

      c.  There shall be no pre-emptive right with respect to shares issued:

          (i)   against a contribution other than in cash;

          (ii)  to employees of the company or of a group company.

6.3. If pre-emption rights exist in respect of an issue of shares, the general meeting, or as the case may be, the corporate body designated by the general meeting pursuant to article 4, shall determine, with due observance of the provisions set out in this article and simultaneously with the resolution to issue shares, the manner in which and the period within which such pre-emption rights may be exercised. The pre-emptive right can be exercised during at least two weeks following the day of the notification.

      The company shall notify all shareholders of an issue of shares in respect of which pre-emption rights exist and of the period of time within which such rights may be exercised.

6.4. Pre-emption rights may be limited or excluded for each specific issue by resolution of the general meeting, unless the corporate body, designated by the general meeting pursuant to article 4 to resolve upon the issue of shares, has been designated thereto by the general meeting. A designation as referred to in the previous sentence may not exceed a period of five
      (5) years. The designation can from time to time be extended for a period not exceeding five (5) years in each case. The designation will only remain valid as long as such corporate body is the body authorised to issue shares. Unless such designation provides otherwise, it may not be withdrawn.

      In the proposal to limit or exclude the pre-emption rights, the reasons for the proposal and the choice for the intended issue price must be explained in writing.

6.5. For a resolution of the general meeting to limit or exclude the pre-emption rights or to designate another corporate body authorised for this purpose in accordance with article 6, paragraph 4 a majority of at least two/thirds of the votes shall be required, if less than half of the issued share capital is present or represented at the meeting.

      Within eight days after the resolution, the board of directors shall deposit the full text thereof at the office of the trade register.

6.6. Pre-emption rights may not be disposed of, unless such disposition is permitted by the Shareholder Agreement, and then only in accordance with and with due observance of the Shareholder Agreement.

6.7. The provisions of this article shall equally apply to a grant of rights to subscribe for shares, but shall not apply to an issue of shares to a person who exercises a previously acquired right to subscribe for shares.

Repurchase of shares.
Article 7.

7.1. Subject to authorisation by the general meeting, the board of directors may cause the company to acquire such number of fully paid up shares in its own share capital for consideration that the aggregate par value of the shares in its share capital to be acquired and already held by the company and its subsidiary companies does not exceed one/tenth (1/10) of the issued share capital and without prejudice to the other provisions of the law with respect thereto.

      Decisive for the determination of the percentage mentioned in the preceding sentence is the company's equity as shown by the most recently adopted balance sheet, minus the acquisition price for shares in the company's share capital and any distribution of profits or reserves to other persons which have become due by the company and its subsidiary companies after the balance sheet date. No acquisition pursuant to this paragraph shall be allowed if a period of six months following the end of a financial year has expired without the annual accounts for such year having been adopted.

      In respect of the authorisation, which validity may not exceed a period of eighteen months, the general meeting must specify the number of shares which may be acquired, the manner in which they may be acquired and the limits within which the price must be set.

7.2. The board of directors shall decide upon the disposal of shares acquired by the company in its own share capital. In respect of such disposal there shall be no pre-emptive right.

7.3. If depositary receipts for shares in the company have been issued, such depositary receipts for shares shall be put on par with shares for the purpose of the provisions of paragraph 1.

7.4. The company may accept a pledge of its own shares or depositary receipts only if:

      a.  the shares are fully paid up;

      b. the nominal amount of its own shares and the depositary receipts to be pledged to it and of those already held or pledged to it do not together amount more than one/tenth of the issued capital; and

      c.  the general meeting of shareholders has approved the pledge agreement.

7.5. In the general meeting no votes may be cast in respect of a share held by the company or a subsidiary company; no votes may be cast in respect of a share the depositary receipt for which is held by the company or a subsidiary company. Nonetheless, the holders of a right of usufruct and the holders of a right of pledge on shares held by the company or a subsidiary company are not excluded from the right to vote such shares, if the right of usufruct or the right of pledge was granted prior to the time such share was held by the company or such subsidiary company. Neither the company nor a subsidiary company may cast votes in respect of a share on which it holds a right of usufruct or a right of pledge.

      When determining to what extent the shareholders cast votes, are present or represented or to what extent the share capital is provided or represented, no account shall be taken of shares which are not entitled to voting rights pursuant to the preceding provisions.

7.6. Shares that the company holds in its own share capital shall not be counted when determining the division of the amount to be distributed on shares.

Reduction of share capital.
Article 8.

8.1. The general meeting may resolve to reduce the issued share capital in accordance with section 2:99 of the Civil Code by cancelling shares or by reducing the par value of shares by an amendment to the articles of association.

8.2. A resolution to cancel shares can apply to shares which are held by the company itself or to shares for which the company holds depositary receipts.

      Cancellation of shares can also apply to all preferred shares of the same class, provided their par value and the share premium paid on such shares is repaid and with due observance of article 30, paragraph 3.

8.3. Reduction of the par value of shares without repayment on shares shall be effected pro rata to all shares of the same class.

      Partial repayment on shares may only be made pro rata either on all shares or exclusively on the ordinary shares of the same class or the preference shares of the same class, respectively. The pro rata requirement may be waived by agreement of all shareholders concerned.

8.4. For a resolution of the general meeting to reduce the share capital, a majority of at least two/thirds of the votes cast shall be required, if less than half of the issued share capital is present or represented at the meeting. A valid resolution of the general meeting to reduce the share capital shall require a prior or simultaneous resolution of approval by each group of shareholders of the same class whose rights are prejudiced by the reduction.

8.5.  The notice of a general meeting at which a resolution referred to in this article is to be adopted shall include the purpose of the reduction of the share capital and the manner in which such reduction shall be effectuated. The resolution to reduce the share capital shall specify the shares to which the resolution applies and shall describe how such a resolution shall be implemented.

      The company shall file a resolution to reduce the issued share capital with the office of the trade register in the municipality where the company has its head office and shall publish such filing in a national daily newspaper.

      A resolution to reduce the share capital shall not take effect as long as opposition may be instituted. If opposition has been instituted on time, the resolution shall take effect only upon the withdrawal of the opposition or upon an order setting aside the opposition becoming enforceable.

      If the company, on account of losses incurred, reduces its share capital to an amount that is not less than its shareholders equity, the resolution shall take immediate effect.

Depositary receipts.
Article 9.

9.1. For the purpose of these articles of association, rights of holders of depositary receipts shall mean the rights conferred by law on holders of depositary receipts for shares issued with the cooperation of a company, such as inter alia, the right to receive notices of general meetings, the right to attend such meetings, the right to address such meetings and the right to inspect the annual accounts as prepared by the board of directors, the annual report and the additional information thereto, at the office of the company, and to obtain a copy thereof at no cost.

9.2. Where hereinafter used in these articles of association holders of depositary receipts shall refer to holders of depositary receipts issued for shares with the cooperation of the company, to holders of a right of usufruct and holders of a right of pledge with voting rights and furthermore to shareholders with no voting rights.

Shareholders register.
Article 10.

10.1. The board of directors shall maintain a register in which the names and addresses of all shareholders shall be recorded, stating the date on which they acquired the shares, the number and class of shares held by each of them, the date of acknowledgement or service, as well as the amount paid up on each share and any other information that must be recorded under the law.

10.2. The register shall be kept up to date.

10.3. Upon request and at no cost, the board of directors shall provide a shareholder, a holder of a right of usufruct and a holder of a right of pledge with an extract from the register regarding their respective rights in respect of a share. If a share is encumbered with a right of usufruct or a right of pledge, the extract shall specify who is entitled to the rights of holders of depositary receipts.

10.4. The board of directors shall make the register available at the office of the company for inspection by the shareholders, as well as by the holders of a right of usufruct and by the holders of a right of pledge who are entitled to the rights of holders of depositary receipts.

10.5. Each shareholder, holder of a right of usufruct, holder of a right of pledge and holder of depositary receipts for shares shall give his address to the board of directors.

Joint holding.
Article 11.

If shares or depositary receipts for shares issued with the cooperation of the company are included in a joint holding, the joint participants may only be represented vis-a-vis the company by a person who has been designated by them in writing for that purpose. The joint participants may also designate more than one person.

If the joint holding comprises shares, the joint participants may determine at the time of the designation of the representative or thereafter - but only unanimously - that, if a joint participant so wishes, a number of votes corresponding to his interest in the joint holding will be cast in accordance with his instructions.

Notices of meetings and notifications.
Article 12.

12.1. Notices of general meetings and notifications shall be given by registered or regular letter or by bailiff's writ.

      Notices of meetings and notifications to shareholders and holders of depositary receipts shall be sent to the addresses most recently given to the board of directors. Notifications by shareholders or by holders of depositary receipts to the board of directors or to the person as referred to in article 17, paragraph 5, shall be sent to the office of the company.

12.2. The date of a notice of meeting or a notification shall be deemed to be the date stamped on the receipt issued for a registered letter, or the date of mailing by the company or the date of service of the writ, as the case may be.

12.3. Notifications which, pursuant to the law or the articles of association, are to be addressed to the general meeting may be included in the notice of such meeting.

Transfer of shares.
Article 13.

Any transfer of shares or of a right of usufruct on shares or the creation or release of a right of usufruct or of a right of pledge on shares shall be effected by notarial deed in accordance with the provisions set out in section 2:86 of the Civil Code with due observance of the provisions of article 3, paragraph 2, under (a).

Save in the event that the company is a party to the transaction the rights attached to a share may only be exercised after:

a.    the company has acknowledged the transaction;

b.    the deed has been served upon the company; or

c. the company has acknowledged the transaction on its own initiative by recording the same in the shareholders register,

all in accordance with the provisions set out in sections 2:86a and 2:86b of the Civil Code.

Optional conversion rights.
Article 14.

14.1. a. Each holder of Class B common shares, Series A preferred shares and Series B preferred shares can request the conversion of each of its shares into Class A common shares on a one-to-one basis, the Class B common shares with due observance of paragraph 1, under b, hereof. Each holder of a certain class of shares shall be required to convert all of its shares of the same class of shares if any are so converted. The right to so convert the Class B common shares, Series A preferred shares and Series B preferred shares shall be referred to as the "conversion right".

      b. Upon conversion of Class B common shares the holder thereof shall transfer two (2) Class A common shares to the company for no consideration for each Class B common share to be converted.

14.2. A conversion request pursuant to paragraph 1 hereof shall be sent in writing to the board of directors. In such request the holder of the respective class of shares shall inform the board of directors of the number of shares then held by it and to be converted, as well as the date on which the conversion should take effect, which shall not be earlier than seven (7) business days after the day on which the written request has been received by the board of directors. The board of directors shall inform such holder within seven (7) business days after the date of conversion that its shares have been converted in conformity with its request, specifically stating the conversion date and the number of Class A common shares, into which its shares have been converted. The company shall not charge such holder of shares any costs in connection with the request and the conversion.

14.3. The company may, at its discretion, convert Class B common shares, Series A preferred shares and Series B preferred shares that it holds in its own share capital into Class A common shares on a one-to-one basis. The company may, at its discretion, convert Series B preferred shares that it holds in its own share capital into Series A preferred shares on a one-to-one basis.

14.4. Each Class B common share, Series A preferred share and Series B preferred share held by one and the same shareholder includes the conversion right, so that such rights and such Class B common share, Series A preferred share and Series B preferred cannot be separately disposed of.

14.5. Upon conversion of a Class B common share, Series A preferred share and Series B preferred in accordance with this article, the corresponding conversion right shall have been exercised and extinguished.

Automatic conversion rights.
Article 15.

15.1 Each Series B preferred share shall be automatically converted into a Series A preferred share upon the occurrence of (i) an acquisition, sale or merger of or into the company resulting in a change of control of the company, (ii) a merger of the company with PeoplePC, Inc., established in Delaware, United States of America, or an affiliate of PeoplePC, Inc., as the acquiring company, or acquisition of all the Company's assets or shares by People PC, Inc., or (iii) an initial public offering of shares in the share capital of the company, on a one to-one basis. In case such an automatic conversion occurs, subject to article 15, paragraph 4, the Series B preferred shares shall be entitled to, with due observance of article 30, paragraph 3, receive a dividend ("Series B dividend") of an amount calculated as follows: (a) the quotient equal to the per share consideration to be received by the Company or the shareholders, as the case may be, in an event as described above divided by the original issue price per share of the Series B preferred shares shall be calculated ("Rate of return"); (b) if the Rate or return is less than or equal to four (4), the value of the Series B dividend per share shall equal the original issue price per share of the Series B preferred shares;
      (c) if the Rate of return is greater than four (4) the aggregate value of Series B dividend shall be zero (0).

15.2. Each Series A preferred share and each Series B preferred share shall be automatically converted into a Class A common share upon the occurrence of
      (i) an initial public offering of shares in the share capital of the company or (ii) a merger of the company with PeoplePC, Inc., or an affiliate of PeoplePC, Inc., as the acquiring company, or acquisition of all the Company's assets or shares by PeoplePC, Inc., on a one-to-one basis.

15.3. The Class B common shares will not be automatically converted at any time.

15.4. The dividend described in article 15, paragraph 1, shall only be payable upon the first occurrence of the events described in the first sentence of article 15, paragraph 1.

Restrictions on the transfer of shares.
Article 16.

16.1. A shareholder who wishes to transfer one or more shares shall be free to transfer its shares to an affiliate if the board of directors states in writing that application of paragraph 3 up to and including paragraph 8 of this article is waived.

      The transfer must take place within three months after the board of directors has made such statement.

      If a shareholder is to transfer its shares to a former shareholder by virtue of the law, paragraph 3 up to and including paragraph 8 of this article shall not apply.

16.2. In all cases other than referred to in paragraph 1, a transfer of shares - not including a transfer by the company of shares it has acquired in its own share capital - may only be effected with due observance of paragraph 3 up to and including paragraph 8.

16.3. The shareholder wishing to transfer one or more shares, shall require the approval of the general meeting.
      The transfer must be effected within three (3) months after the approval has been granted or is deemed to have been granted.

16.4. The approval shall be deemed to have been granted if the general meeting, simultaneously with the refusal to grant its approval, does not furnish the requesting shareholder with the names of one or more interested parties prepared to purchase all the shares referred to in the request for approval, against payment in cash, for the purchase price determined in accordance with paragraph 5 hereof. The company itself can only be designated as interested party with the approval of the requesting shareholder.

      The approval shall also be deemed to have been granted if, within six (6) weeks after the request for approval, the general meeting does not take a decision with respect thereto.

16.5. The purchase price for the shares shall be determined by mutual agreement between the requesting shareholder and the interested parties accepted by it.

      Failing agreement, the purchase price shall be determined by an independent expert, to be designated by mutual agreement between the general meeting and the requesting shareholder.

16.6. Should the general meeting and the requesting shareholder not reach agreement on the designation of the independent expert, then such designation shall be made by the President of the Chamber of Commerce and Industry, within the district in which the company has its head office.

16.7. Once the purchase price of the shares has been determined by the independent expert, then the requesting shareholder shall be free, during one (1) month after such determination of the purchase price, to decide whether it will transfer its shares to the designated interested parties.

Management.
Article 17.

17.1. The company shall be managed by board of directors ("board of directors"). The general meeting shall determine the number of directors, including at least one chief executive officer hereinafter: "CEO".
      A legal entity may be appointed as a director.

17.2. Directors shall be appointed by the general meeting. The general meeting also determines the terms and conditions of employment of the directors.

17.3. The general meeting may suspend or dismiss a director with due observance of the provisions of article 25.

      If the general meeting has suspended a director, the general meeting shall within three months after the suspension has taken effect resolve either to dismiss such director, or to terminate or continue the suspension, failing which the suspension shall lapse.

      A resolution to continue the suspension may be adopted only once and in such event the suspension may be continued for a maximum period of three months commencing on the day the general meeting has adopted the resolution to continue the suspension.

      If within the period of continued suspension the general meeting has not resolved either to dismiss the director concerned or to terminate the suspension, the suspension shall lapse.

      A director who has been suspended shall be given the opportunity to account for his actions at the general meeting and to be assisted by an adviser.

17.4. In the event that one or more directors is prevented from acting or is failing, the remaining directors or the only remaining director shall temporarily be in charge of the management.

      In the event that all directors are or the only director is prevented from acting or are / is failing, the person designated or to be designated for that purpose by the general meeting shall temporarily be in charge of the management.

      In the event that one or more directors is failing the person referred to in the preceding sentence shall take the necessary measures as soon as possible in order to have a definitive arrangement made.

Article 18.

18.1. With due observance of these articles of association, the board of directors may adopt rules governing its internal proceedings. Furthermore, the board of directors may divide their duties among themselves, whether or not by rule.

18.2. The board of directors shall meet whenever a director so requires. All directors shall be provided with a notice in writing of such meeting by the president of the board of directors within five (5) business days. Whenever in these articles of association the term "business day" is used, this shall mean a day on which banks are generally open for regular business in the Netherlands.

18.3. The board of directors shall adopt its resolutions by an absolute majority of votes cast in a meeting were a majority of the directors has to be present.

18.4. The board of directors may also adopt resolutions without holding a meeting, provided such resolutions are adopted in writing, by cable, by telefax and all directors have expressed themselves in favour of the proposal concerned.

      The board of directors may also adopt resolutions by way of a videoconference meeting, provided that all directors are able to hear each other and all directors have expressed themselves in favour of the proposal concerned.

Representation.
Article 19.

19.1 The board of directors as well as each managing director individually shall have power to represent the company.

19.2. If a director, acting in his personal capacity, enters into an agreement with the company or conducts any litigation against the company, the company may be represented in that matter either by the board of directors or the other directors, unless the general meeting designates a person for that purpose or the law provides for the designation in a different manner. Such person may also be the director in respect of whom there is a conflict of interest. If a director has a conflict of interest with the company other than as referred to in the penultimate sentence, he shall, as in the case of the board of directors or the other directors, have the power to represent the company.

Authorised signatories.
Article 20.

The board of directors may grant to one or more persons, whether or not employed by the company, the power to represent the company ("procuratie") or grant in a different manner the power to represent the company on a continuing basis. The board of directors may also grant such titles as it may determine to persons, as referred to in the preceding sentence, as well as to other persons, but only if such persons are employed by the company.

General meetings.
Article 21.

21.1. The annual general meeting shall be held within six months after the end of the financial year.

21.2. The agenda for this meeting shall in any case include the following items:

      a. the consideration of the written annual report by the board of directors concerning the company's affairs and the management as conducted;

      b. the adoption of the annual accounts and - with due observance of the provisions of article 30 - the allocation of profits.

      The items referred to above need not be included on the agenda if the period for preparing the annual accounts and for presenting the annual report has been extended, or if the agenda includes a proposal to such effect; the item referred to in a. need not be included on this agenda either if section 2:403 of the Civil Code applies to the company.

      Furthermore, all items which are put on the agenda with due observance of article 22, paragraph 3, shall be discussed at the annual general meeting.

21.3. A general meeting shall also be convened whenever the board of directors considers appropriate.

      In addition a general meeting shall be convened as soon as one or more persons, entitled to cast at least one-tenth of the total number of votes that may be cast, so request the board of directors, stating the items to be discussed.

Article 22.

22.1. General meetings shall be held in the municipality where the company has its corporate seat or where the company has its head office.

      Resolutions adopted at a general meeting held elsewhere shall be valid only if the entire issued share capital is represented and all the holders of depositary receipts for shares are present or represented.

22.2. Shareholders and holders of depositary receipts for shares shall be given notice of the general meeting by the board of directors or a director.

      If in the event as referred to in the second sentence of article 21, paragraph 3, a director does not convene the meeting such that the meeting is held within four weeks of receipt of the request, any of the persons requesting the meeting shall be authorised to convene the same with due observance of that provided in these articles of association.

      The notice shall specify the items to be discussed.

22.3. Notice shall be given not later than on the fifteenth day prior to the date of the meeting.

      If the notice period was shorter or if no notice was sent, no valid resolutions may be adopted unless the resolution is adopted by unanimous vote at a meeting at which the entire issued share capital is represented and all holders of depositary receipts are present or represented.

      The provision of the preceding sentence shall equally apply to matters which have not been mentioned in the notice of meeting or in a supplementary notice sent with due observance of the notice period.

22.4. The general meeting shall appoint its chairman. The chairman shall designate the secretary.

22.5. Minutes shall be kept of the business transacted at the meeting unless a notarial record is prepared thereof. Minutes shall be adopted and in evidence of such adoption be signed by the chairman and the secretary of the meeting concerned, or alternatively be adopted by a subsequent meeting; in the latter case the minutes shall be signed by the chairman and the secretary of such subsequent meeting in evidence of their adoption.

22.6. The chairman of the meeting and furthermore each director may at any time give instructions that a notarial record be prepared at the expense of the company.

Article 23.

23.1. Each holder of Class A common shares, Series A preferred shares and Series B preferred shares shall be entitled to one (1) vote for each such share and each holder of a Class B common shares shall be entitled to three (3) votes for each such share, all without prejudice to the provisions of article 7, paragraph 5, hereof.

      Blank votes and invalid votes shall be regarded as not having been cast.

23.2. Unless otherwise provided for in these articles of association or by law, resolutions shall be adopted by an absolute majority of votes cast.

23.3. The chairman shall determine the manner of voting provided, however, that if any person present who is entitled to vote so requires, voting in respect of the appointment, suspension and dismissal of persons shall take place by means of sealed, unsigned ballots.

23.4. In a tie vote concerning the appointment of persons, no resolution shall have been adopted.

23.5. In a tie vote concerning other matters, the proposal shall have been rejected.

23.6. Each holder of depositary receipts shall be entitled to attend the general meetings and to address such meetings, but he shall not be entitled to cast votes provided, however, that the latter provision shall not apply to holders of a right of usufruct and holders of a right of pledge of shares who are put on par with holders of depositary receipts pursuant to article 9.

23.7. Shareholders and holders of depositary receipts may be represented at a meeting by a proxy authorised in writing.

23.8. Directors are authorised to attend general meetings and as such they have an advisory vote at the general meetings.

Article 24.

24.1. Shareholders who are entitled to vote as well as holders of a right of usufruct and holders of a right of pledge on shares who are put on par with holders of depositary receipts pursuant to article 9, may adopt any resolutions which they could adopt at a meeting, without holding a meeting, provided that the directors have been able to advise regarding such resolution. Such a resolution can be taken, unless depositary receipts have been issued with the cooperation of the company.

      Such a resolution shall only be valid if all persons entitled to vote have cast their votes in writing, by cable, by telex or by telefax in favour of the proposal concerned.

      Those who have adopted a resolution without holding a meeting shall forthwith notify the board of directors of the resolution so adopted.

24.2. A resolution as referred to in paragraph 1 shall be recorded in the minute book of the general meeting by a director; at the next general meeting the entry shall be read out by the chairman of that meeting. Moreover, the documents in evidence of the adoption of such a resolution shall be kept with the minute book of the general meeting and as soon as the resolution has been adopted, all persons who have adopted such resolution shall be notified thereof.

Special resolutions.
Article 25.

25.1. The following resolutions may only be adopted by a majority of two/thirds of the votes cast at a general meeting, at which the entire issued share capital at least two/third of the issued share capital is present or represented:

      a. a resolution to amend the articles of association of the company including one or more of the following articles: 2, 3, 6, 14, 15, 16, 17, 18, 23, 25, 29, 30 and 31;

      b.  a resolution to dissolve the company; and

      c. a resolution to change the number of directors in the board of directors.

25.2. A resolution to amend the articles of association by which the rights conferred on holders of shares of a specific class as such are changed shall require the approval of the relevant class meeting.

25.3. If a proposal to adopt a resolution as referred to in paragraph 1 is made at a general meeting at which not at least two/third of the issued share capital is present or represented, a second meeting shall be convened, to be held not later than four weeks after the first meeting, at which meeting such a resolution may be adopted validly, irrespective of the share capital represented, by a majority of at least two/third of the votes cast.

      The notice of the second meeting must set out that and why a resolution may be adopted irrespective of the part of the share capital represented at the meeting.

Class meetings.
Article 26.

26.1. A class meeting shall be held whenever a resolution by such meeting is required.

      Furthermore, such meeting shall be held if required by either the board of directors, or one or more holders of shares of a specific class representing in the aggregate at least one-tenth of the share capital issued as shares of that class.

26.2. If one or more holders of shares of a specific class, referred to in paragraph 1, requires that a class meeting be held, he / they shall so notify the board of directors.

      If in that event none of the directors convenes the meeting such that the meeting is held within ten days of receipt of the request, each of the persons requesting shall be authorised to convene the same with due observance of that provided in these articles of association.

26.3. Articles 21 up to and including 24 shall be equally applicable to resolutions to be adopted by the holders of shares of a specific class, provided that the notice shall be sent not later than on the sixth day prior to the meeting.

Financial year. Annual accounts.
Article 27.

27.1. The financial year shall coincide with the calendar year.

27.2. Annually, within five months after the end of each financial year - subject to an extension of such period not exceeding six months by the general meeting on the basis of special circumstances - the board of directors shall prepare annual accounts and shall make these available at the office of the company for inspection by the shareholders and the holders of depositary receipts.

      The annual accounts shall be accompanied by the auditor's certificate, referred to in article 28, if the assignment referred to in that article has been given, by the annual report, unless section 2:403 of the Civil Code is applicable to the company, and by the additional information referred to in section 2:392, subsection 1 of the Civil Code, insofar as the provisions of that subsection apply to the company.

      The annual accounts shall be signed by all directors; if the signature of one or more of them is lacking, this shall be disclosed, stating the reasons thereof.

27.3. The company shall ensure that the annual accounts as prepared, the annual report and the additional information referred to in paragraph 2 shall be available at the office of the company as of the date of the notice of the general meeting at which they are to be discussed.

      The shareholders and holders of depositary receipts may inspect the above documents at the office of the company and obtain a copy thereof at no cost.

27.4. Adoption of the annual accounts by the general meeting shall constitute a discharge of the board of directors for its management during the financial year concerned, unless a proviso is made by the general meeting and without prejudice to the provisions of sections 2:138 of the Civil Code.

      If the company is required, in conformity with article 28, paragraph 1, to give an assignment to an auditor to audit the annual accounts and the general meeting has been unable to review the auditor's certificate, the annual accounts may not be adopted, unless the additional information referred to in paragraph 2, second sentence, mentions a legal ground why such certificate is lacking.

27.5. If the annual accounts are adopted in an amended form, a copy of the amended annual accounts shall be made available to the shareholders and to the holders of depositary receipts at no cost.

Auditor.
Article 28.

28.1. The company shall give an assignment to an auditor, as referred to in section 2:393 of the Civil Code, to audit the annual accounts prepared by the board of directors in accordance with subsection 3 of such section.

      The general meeting shall be authorised to give the assignment referred to above. If the general meeting fails to do so, then the board of directors shall be so authorised.
      The assignment given to the auditor may be revoked at any time by the general meeting and by the board of directors if it has given such assignment.

      The auditor shall report on his audit to the board of directors and shall issue a certificate containing its results.

28.2 The board of directors may give assignments to the auditor or any other auditor at the expense of the company.

Special Dividend
Article 29.

29.1. Upon the occurrence of a legal merger or a consolidation of the company the holders of Series B preferred shares shall be entitled to an amount equal to the par value plus the amount of share premium paid on such shares. After such payment has been made the holders of Series A preferred shares shall be entitled to an amount equal to the par value plus the amount of share premium paid on such shares.

      The balance of freely distributable reserves then remaining shall be distributed among the holders of the Class A common shares and Class B common shares in proportion to the par value of their ownership of common shares.

29.2. Article 30, paragraph 3, is applicable to distributions mentioned in the preceding paragraph.

Profit and loss.
Article 30.

30.1. The board of directors is authorised to resolve that profits will be added to a reserve account of the company.

30.2. Profits remaining undistributed after application of paragraph 1 shall be at the free disposal of the general meeting.
      Distribution of profits pursuant to this article shall be made following the adoption of the annual accounts from which show that such distribution is allowed.

30.3. The company may only make distributions to shareholders and other persons entitled to distributable profits to the extent that its equity exceeds the total amount of its issued share capital and the reserves to be maintained pursuant to the law. The company may only make an interim distribution, if the general meeting so determines, upon the proposal of the board of directors, provided that the requirements of the first sentence of this paragraph have been complied with as evidenced by an interim capital statement, drawn up in accordance with the relevant statutory provisions.

30.4. A loss may only be applied against reserves maintained pursuant to the law to the extent permitted by law.

Article 31.

31.1. Dividends shall be due and payable four weeks after they have been declared, unless the general meeting determines another date on the proposal of the board of directors.

31.2. Dividends which have not been collected within five years of the start of the second day on which they became due and payable shall revert to the company.

31.3. The general meeting may resolve that dividends shall be distributed in whole or in part in a form other than cash.

31.4. Without prejudice to article 31, paragraph 3, the general meeting may resolve to distribute all or any part of the reserves.

31.5. Without prejudice to article 31, paragraph 3, interim distributions shall be made if the general meeting so determines on the proposal of the board of directors.

Liquidation.
Article 32.

32.1. If the company is dissolved pursuant to a resolution of the general meeting, it shall be liquidated by the board of directors, if and to the extent that the general meeting shall not resolve otherwise.

32.2. The general meeting shall determine the remuneration of the liquidators.

      The liquidation shall take place with due observance of the provisions of the law. During the liquidation period these articles of association shall, whenever possible, remain in full force.

32.4. From the balance of the assets of the company remaining after all liabilities have been paid, including the Series B dividend mentioned in article 15, paragraph 1, first of all, if possible, the holders of Series B preferred shares shall be entitled to an amount equal to the par value plus the amount of share premium paid on such shares. After such payment has been made the holders of Series A preferred shares shall be entitled to an amount equal to the par value plus the amount of share premium paid on such shares. The balance then remaining shall be distributed among the holders of the Class A common shares and Class B common shares in proportion to the par value of their ownership of common shares.

      If the assets of the company remaining after all liabilities have been paid, is not sufficient to pay the amount the Series B preferred shares and Series A preferred shares are entitled to, the assets remaining after all liabilities have been paid shall be distributed to the Series B preferred shares and the Series A preferred shares in proportion to the amount that should have been paid upon their shares according to this paragraph 4.

32.5. After the legal entity has ceased to exist, the books, records and other data of the company shall remain in the custody of the person designated for that purpose by the liquidators for a period of seven years.

Transitional provision.
Article 33.

The first financial year ends on the thirty-first day of December two thousand. This article shall cease to be effective and shall lapse after expiry of the first financial year.

                                   Exhibit D

                                Form of Warrant

     THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR OTHERWISE QUALIFIED FOR SALE UNDER APPLICABLE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) QUALIFICATION UNDER APPLICABLE SECURITIES LAWS, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH QUALIFICATION IS NOT REQUIRED, (iii) RECEIPT OF NO-ACTION LETTERS OR EQUIVALENT INDICATION OF CONCURRENCE THAT NO QUALIFICATION IS NECESSARY FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THIS WARRANT.


                                 PEOPLEPC N.V.

                                    WARRANT

     THIS CERTIFIES THAT, for value received, Softbank Capital Partners LP ("Softbank") is entitled to subscribe for and purchase, subject to the provisions and upon the terms and conditions hereinafter set forth, 2,380,952 shares (subject to adjustment in accordance with Section 4 hereof) of the fully paid and nonassessable Series A Preferred Stock of PeoplePC N.V., a company organized under the laws of the Netherlands (the "Company") for an aggregate cost of $7,142,857 (the "Warrant Price") for Series A Preferred Stock of the Company. As used herein, (a) the term "Date of Grant" shall mean the date of the closing of the Company's sale of shares to @viso, (b) the term "Shares" shall mean the Series A Preferred Stock, par value ten euro cents (EUR 0.10) per share, to be issued by the Company hereunder and any stock into or for which any such Series A Preferred Stock may hereafter be converted or exchanged (including upon the automatic conversion of the Series A Preferred Stock into Class A Common Stock) and (c) the term "Liquidity Event" shall mean (i) an acquisition, sale or merger of or into the Company resulting in a change of control of the Company; (ii) a merger of the Company with PeoplePC, Inc. or an affiliate, with PeoplePC or an affiliate as the acquiror, or acquisition of all the Company's assets or shares by PeoplePC, or (iii) an initial public offering of shares in the share capital of the Company. Capitalized terms used but not defined herein shall have the meanings ascribed to them in that certain Shareholders Agreement dated June __, 2000 by and among People PC BV, People PC Inc., Olive Hill Investments N.V., @viso Limited and Softbank Capital Partners L.P.

     1. Term. The purchase right represented by this Warrant may not be exercised after the earlier of (a) fifteen (15) business days following a request by the Company that Softbank exercise such right (an "Exercise Request"), provided that no such Exercise Request shall be made within six (6) months after the Date of Grant and (b) the occurrence of a Liquidity Event (the date of occurrence of the earlier of such events, the "Expiration Date").

     2.  Method of Exercise; Payment; Issuance of New Warrant. Subject to
Section 1 hereof, the purchase right represented by this Warrant may and must be exercised by the holder hereof, in whole, within fifteen (15) business days following an Exercise Request (which Request may not occur earlier than six (6) months following the Date of Grant) or immediately prior to a Liquidity Event by
(a) the surrender of this Warrant (with the notice of exercise substantially in the form attached hereto as Exhibit A-1 duly completed and executed) at the principal office of the Company and by the payment to the Company, by certified or bank check, or by wire transfer to an account designated by the Company (a "Wire Transfer") in the amount of $7,142,857 or (b) if in connection with a registered public offering of the Company's securities, the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A-2 duly completed and executed) at the principal office of the Company together with notice of arrangements reasonably satisfactory to the Company for payment to the Company either by certified or bank check or by wire transfer from the proceeds of the sale of shares to be sold by the holder in such public offering in the amount of $7,142,857. The person or persons in whose name(s) any certificate(s) representing the Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the holder hereof as soon as possible and in any event within thirty (30) days after such exercise.

     3. Stock Fully Paid; Reservation of Shares. All Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which this Warrant remains outstanding and unexpired, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its capital stock to provide for the exercise of the rights represented by this Warrant.

     4. Adjustment of Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

         (a) Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of capital stock into which this Warrant is exercisable, the number of shares for which the Warrant is exercisable shall be proportionately increased in the case of a subdivision or decreased in the case of a combination, effective at the close of business on the date the subdivision or combination becomes effective.

         (b) Reclassification. In case of any reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), the Company shall duly execute and deliver to the holder of this Warrant a new Warrant (in form and substance reasonably satisfactory to the holder of this Warrant), so that the holder of this Warrant shall have the right to receive, in lieu of the Shares theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification or change by a holder of the number of Shares then purchasable under this Warrant. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this subparagraph (a) shall similarly apply to successive reclassifications or changes.

         (c) Adjustment for Reorganization, Consolidation, Merger, etc. In case of any consolidation or merger of the Company with or into any other corporation, entity or person, or any other corporate reorganization, in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization (a "Reorganization"), then, in each case, the holder of this Warrant, on exercise hereof at any time after the consummation or effective date of such Reorganization, shall receive, upon exercise of this Warrant and in lieu of the Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such number, amount and like kind of shares of stock, securities, cash or assets as may be issued or payable pursuant to the terms of the Reorganization with respect to or in exchange for the number of Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby as if such number of Shares were outstanding immediately prior to the Reorganization, and in any such case appropriate provision shall be made with respect to the rights and interest of the holders to the end that the provisions hereof (including, without limitation, provisions for adjustments of the number of Shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be practicable, in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof.

         (d) Adjustments for Diluting Issues. Adjustment to the number of Shares issuable on exercise hereof, if any, shall be made by dividing the Warrant Price by the Conversion Price for the Warrant (as determined and adjusted in accordance with this Section), if and to the extent the Company's Board of Directors deems it to be equitable to do so in the event of a Dilutive Issuance, as defined in Section 12.4(d) of the Shareholders Agreement. Any adjustment of the Conversion Price for the Warrant shall be made by the Company's Board of Directors in the event of a Dilutive Issuance by using a broad-based, weighted average, price-based antidilution formula, which (i) assumes that the number of Shares (as adjusted) issuable on exercise hereof is outstanding and such Shares have an Original Issue Price and Conversion Price equal to the same for the Series A Preferred Stock then in effect, and (ii) adjusts the Conversion Price based upon a weighted average of the purchase prices of outstanding Company Securities and the newly issued Company Securities that result from a Dilutive Issuance. The determination of the Company's Board of Directors as to the amount (if any) of adjustment to the Conversion Price in response to any Dilutive Issuance shall be final, binding and conclusive as to the holder hereof.

     5. Notice of Adjustments. Whenever the number of Shares purchasable hereunder shall be adjusted pursuant to Section 4 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the number of Shares purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (without regard to Section 13 hereof, by first class mail, postage prepaid) to the holder of this Warrant at such holder's last known address.

     6. Fractional Shares. No fractional Shares will be issued in connection with any exercise hereunder. Fractions of 0.5 or more shall be rounded up and fractions of 0.5 shall be rounded down to the next round figure.

     7. Compliance with Applicable Securities Laws; Disposition of Warrant or Shares.

          (a) Compliance with Applicable Securities Laws. The holder of this Warrant, by acceptance hereof, agrees that this Warrant, and the Shares to be issued upon exercise hereof are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant, or any Shares except under circumstances which will not result in a violation of applicable securities laws. Upon exercise of this Warrant, unless the Shares being acquired are registered or qualified for sale under any applicable securities laws or an exemption from such qualification or registration is available, the holder hereof shall confirm in writing that the Shares so purchased are being acquired for investment and not with a view toward distribution or resale in violation of applicable securities laws and shall confirm such other matters related thereto as may be reasonably requested by the Company.

          (b)  Disposition of Warrant or Shares.

               (i) The holder hereof may not assign, transfer or otherwise dispose of this Warrant without the prior written consent of the Company; provided, however, that the holder may transfer this Warrant to an affiliate thereof which is not a competitor of the Company as determined by the Company's Board of Directors.

               (ii) The holder hereof agrees to be bound by the restrictions on transferability (including without limitation the 180-day lock-up agreement), right of first refusal and other obligations contained in that certain Shareholders' Agreement dated June ___, 2000, by and among the Company, People PC, Inc., People PC Investments N.V., and @viso Limited, with respect to any offer, sale or other disposition of any Shares acquired pursuant to the exercise of this Warrant.

     8. Rights as Stockholders; Information. No holder of this Warrant, as such, be entitled to vote or receive dividends or be deemed the holder of Shares, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

     9. Termination. If, for any reason other than the Company's failure to act in good faith, the Company is not the exclusive vendor worldwide for the corporate connectivity program of Vivendi

S.A., then Softbank agrees that this Warrant shall cease to be exercisable and shall become null and void in all respects.

     10. Representations and Warranties. The Company represents and warrants to the holder of this Warrant as follows:

          (a) This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies;

          (b) The Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof will be validly issued, fully paid and non-assessable;

          (c) The rights, preferences, privileges and restrictions granted to or imposed upon the Shares and the holders thereof are as set forth in the Articles of Association of the Company;

          (d) The execution and delivery of this Warrant are not, and the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof will not be inconsistent with the Company's Articles of Association, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or requires the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any government authority or agency or other person, except for the filing of notices pursuant to federal, state and other national securities laws, which filings will be effected by the time required thereby; and

          (e) There are no actions, suits, audits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company in any court or before any governmental commission, board or authority which, if adversely determined, will have a material adverse effect on the ability of the Company to perform its obligations under this Warrant.

     11. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

     12. Notices. Any notice, request, communication or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant.

     13. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the Shares issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof; provided that the requirements of Section 8(b) above are satisfied.

     14. Lost Warrants or Stock Certificates. The Company covenants to the holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

     15. Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.

     16. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.

     17. Severability. The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

     18. Entire Agreement; Modification. This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

                                    PEOPLEPC N.V.


                                    __________________________________

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                  EXHIBIT A-1

                              NOTICE OF EXERCISE
                              ------------------



To:  PeoplePC, N.V. (the "Company")


     1. The undersigned hereby elects to purchase __________ shares of Series A Preferred Stock of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

     2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:

                    ________________________________________
                                     (Name)

                    ________________________________________
                                   (Address)

                    ________________________________________
                                   (Address)

     3. The undersigned represents that the aforesaid shares being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws.


_______________
      (Date)

                                             ______________________________
                                                      (Signature)

                                  EXHIBIT A-2

                              NOTICE OF EXERCISE
                              ------------------



To:  PeoplePC, N.V. (the "Company")


     1. Contingent upon and effective immediately prior to the closing (the "Closing") of the Company's public offering, the undersigned hereby elects to purchase __________ shares of Series A Preferred Stock of the Company pursuant to the terms of the attached Warrant.

     2. Please deliver to the custodian for the selling stockholders a stock certificate representing __________ shares of __________ stock..

     3. The undersigned has instructed the custodian for the selling stockholders to deliver to the Company $7,142,857.


_______________
      (Date)

                                           ________________________________
                                                      (Signature)